   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1997

                                                      REGISTRATION NO. 33-

-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            HIGHLAND BANCORP, INC.
              (Exact name of issuer as specified in its charter)

         DELAWARE                    6036                   95-4654552

     (State or other     (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of      Classification Code Number)  Identification No.)
     incorporation or
      organization)

                         601 SOUTH GLENOAKS BOULEVARD
                           BURBANK, CALIFORNIA 91502
                                (818) 848-4265
  (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               STEPHEN N. RIPPE
                         601 SOUTH GLENOAKS BOULEVARD
                           BURBANK, CALIFORNIA 91502
                                (818) 848-4265
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:
                         WILLIAM T. QUICKSILVER, ESQ.
                        MANATT, PHELPS & PHILLIPS, LLP
                         11355 WEST OLYMPIC BOULEVARD
                         LOS ANGELES, CALIFORNIA 90064

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.


  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
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
                                                       PROPOSED
                                          PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF     AMOUNT        MAXIMUM      AGGREGATE   AMOUNT OF
    SECURITIES TO BE         TO BE     OFFERING PRICE  OFFERING   REGISTRATION
       REGISTERED        REGISTERED(1)  PER SHARE(2)   PRICE(2)       FEE
------------------------------------------------------------------------------
Common Stock, no par
 value.................    2,300,137      $31.750     $73,029,350   $22,131

-------------------------------------------------------------------------------
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(1) Represents the maximum number of shares issuable upon the Reorganization as described in the Registration Statement, based upon (i) the anticipated maximum number of outstanding shares of Highland Federal Bank common stock at the effective date of the Reorganization and (ii) the conversion ratio of one share of Highland Bancorp, Inc. common stock issued for each share of Highland Federal Bank common stock.

(2) Estimated solely for purposes of determining the registration fee and based, in accordance with Rule 457(f)(1), upon the average of the high and low prices per share of the common stock of the Bank as of October 21, 1997 as reported on The Nasdaq Stock Market, Inc., National Market System.

-------------------------------------------------------------------------------
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

                             HIGHLAND BANCORP, INC.

                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

           FORM S-
  4 ITEM NUMBER AND HEADING     LOCATION IN PROSPECTUS
  -------------------------     ------------------------------------------------
 1. Forepart of Registration
    Statement and Outside
    Front Cover Page of
    Prospectus................  Facing Page of Registration Statement; Outside
                                Front Cover Page of Proxy Statement/Prospectus
 2. Inside Front and Outside
    Back Cover Pages of
    Prospectus................  Available Information; Table of Contents
 3. Risk Factors, Ratio of
    Earnings to Fixed Charges
    and Other Information.....  Outside Front Cover Page of Proxy
                                Statement/Prospectus; Summary of Proxy
                                Statement/Prospectus; Proposal 1: Formation of
                                the Company--Business of the Company and the
                                Bank
 4. Terms of the Transaction..  Proposal 1: Formation of the Company--Details of
                                the Reorganization;--Reasons for the
                                Reorganization;--Description of the Company
                                Capital Stock;--Comparison of Shareholders'
                                Rights;-- Accounting Treatment;-- Tax
                                Consequences of the Reorganization
 5. Pro Forma Financial
    Information...............  Not Applicable
 6. Material Contracts with
    the Company Being
    Acquired..................  Proposal 1: Formation of the Company--Details of
                                the Reorganization
 7. Additional Information
    Required for Reoffering by
    Persons and Parties Deemed
    to be Underwriters........  Not Applicable
 8. Interests of Named Experts
    and Counsel...............  Not Applicable
 9. Disclosure of Commission
    Position on
    Indemnification for
    Securities Act
    Liabilities...............  Proposal 1: Formation of the Company--Comparison
                                of Shareholders' Rights--Indemnification of
                                Directors and Officers
10. Information with Respect
    to S-3 Registrants........  Not Applicable
11. Incorporation of Certain
    Information by Reference..  Not Applicable
12. Information with Respect
    to S-2 or S-3
    Registrants...............  Not Applicable
13. Incorporation of Certain
    Information by Reference..  Not Applicable
14. Information with Respect
    to Registrants Other Than
    S-1 or S-3 Registrants....  Proposal 1: Formation of the Company--Business
                                of the Company and the Bank
15. Information with Respect
    to S-3 Companies..........  Not Applicable
16. Information with Respect
    to S-2 or S-3 Companies...  Not Applicable

            FORM S-
   4 ITEM NUMBER AND HEADING     LOCATION IN PROSPECTUS
   -------------------------     ------------------------------------------------
17. Information with Respect to
    Companies Other than S-2 or
    S-3 Companies..............  Not Applicable
18. Information if Proxies,
    Consents or Authorizations
    are to be Solicited........  Outside Front Cover Page of Proxy
                                 Statement/Prospectus; Voting Rights and
                                 Solicitation of Proxies; Proposal 1: Formation
                                 of the Company--Nonavailability of Dissenters'
                                 Rights; Securities Ownership of Management;
                                 Securities Ownership of Certain Beneficial
                                 Owners; Executive Compensation
19. Information if Proxies,
    Consents or Authorizations
    are not to be Solicited or
    in an Exchange Offer.......  Not Applicable

                 HIGHLAND FEDERAL BANK, A FEDERAL SAVINGS BANK
                         601 SOUTH GLENOAKS BOULEVARD
                           BURBANK, CALIFORNIA 91502
                                (818) 848-4265

                               NOVEMBER 18, 1997

Dear Shareholder:

  You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of Highland Federal Bank, a federal savings bank (the "Bank"), to be held at the corporate offices of the Bank at 601 South Glenoaks Boulevard, Burbank, California 91502, on Thursday, December 11, 1997, at 10:00 a.m., local time.

  As described in the accompanying materials, shareholders are being asked at the Special Meeting to approve the formation of a holding company for the Bank. The Board of Directors of the Bank believes that formation of a holding company will provide greater operating flexibility than is currently available to the Bank as a federally chartered savings bank. The Board of Directors has unanimously approved the proposal to form a holding company and recommends that you vote in favor of the proposal.

  It is very important that you be represented at the Special Meeting regardless of the number of shares you own or whether you are able to attend the Special Meeting in person. Let us urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Special Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

  Your continued support of Highland Federal Bank is appreciated.

                                          Sincerely,

                                          Stephen N. Rippe
                                          President and Chief Executive
                                           Officer

                 HIGHLAND FEDERAL BANK, A FEDERAL SAVINGS BANK
                         601 SOUTH GLENOAKS BOULEVARD
                           BURBANK, CALIFORNIA 91502
                                (818) 848-4265

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD DECEMBER 11, 1997

TO EACH SHAREHOLDER OF HIGHLAND FEDERAL BANK, A FEDERAL SAVINGS BANK:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Highland Federal Bank, a federal savings bank (the "Bank"), will be held at 10:00 a.m. on Thursday, December 11, 1997 at the corporate offices of the Bank at 601 South Glenoaks Boulevard, Glendale, California 91502, for the purpose of considering and voting upon the following matters:

  (1) Proposal to Form a Holding Company for the Bank. Shareholders are being asked to approve a proposal to reorganize the Bank into a holding company form of organization in accordance with a Plan of Reorganization and Agreement of Merger pursuant to which: (a) the Bank will, subject to necessary regulatory approvals, become a wholly owned subsidiary of a newly formed Delaware corporation, Highland Bancorp, Inc. (the "Company"); and (b) each outstanding share of common stock of the Bank will become, by operation of law, one share of common stock of the Company.

  (2) Other Business. Such other business as may properly come before the Special Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on November 10, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting and at any and all adjournments thereof. Only holders of the common stock of the Bank at the close of business on November 10, 1997 are entitled to notice of and to vote in person or by proxy at the Special Meeting.

  ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT/PROSPECTUS AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVED MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE SEPARATELY COMPLETED AND RETURNED. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

  IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING.

                                          By Order of the Board of Directors

                                          Anthony L. Frey
                                          Executive Vice President,
                                          Chief Financial Officer and
                                          Corporate Secretary

Date: November 18, 1997

                              PROXY STATEMENT OF
                 HIGHLAND FEDERAL BANK, A FEDERAL SAVINGS BANK
                         601 SOUTH GLENOAKS BOULEVARD
                           BURBANK, CALIFORNIA 91502
                                (818) 848-4265

                               ----------------

                     PROSPECTUS OF HIGHLAND BANCORP, INC.
                         601 SOUTH GLENOAKS BOULEVARD
                           BURBANK, CALIFORNIA 91502
                                (818) 848-4265

                               ----------------

                        SPECIAL MEETING OF SHAREHOLDERS
                           OF HIGHLAND FEDERAL BANK

                         TO BE HELD DECEMBER 11, 1997

  This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is furnished in connection with the solicitation of proxies by the Board of Directors of Highland Federal Bank, a federally chartered savings bank (the "Bank"), for use at the Special Meeting of Shareholders of the Bank (the "Special Meeting") to be held on Thursday, December 11, 1997, at 10:00 a.m., local time, at the corporate offices of the Bank at 601 South Glenoaks Boulevard, Glendale, California 91502, and at any and all adjournments thereof. At the Special Meeting, shareholders of the Bank will be asked to consider and vote upon a proposal to reorganize the Bank into a holding company form of organization (the "Reorganization") in accordance with a Plan of Reorganization and Agreement of Merger (the "Reorganization Agreement"), a copy of which is attached hereto as Exhibit A. As a result of the Reorganization, the Bank will, subject to necessary regulatory approvals, become a wholly owned subsidiary of a newly formed Delaware corporation, Highland Bancorp, Inc. (the "Company"), and each outstanding share of common stock of the Bank, $1.00 par value per share (the "Bank Common Stock") will become, by operation of law, one share of common stock of the Company, $0.01 par value per share (the "Company Common Stock").

  This Proxy Statement/Prospectus also constitutes the Prospectus of the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of up to 2,300,137 shares of Company Common Stock to shareholders of the Bank in exchange for an equal number of shares of Bank Common Stock upon consummation of the Reorganization.

  The Proxy Statement/Prospectus does not cover any resales of Company Common Stock received by the Bank's shareholders upon completion of the Reorganization. No person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale or in connection with the offer or sale of any other securities.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY AND ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                               ----------------

       The date of this Proxy Statement/Prospectus is November 18, 1997.

                             AVAILABLE INFORMATION

  The Bank is subject to the information, reporting and proxy statement requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Office of Thrift Supervision ("OTS"). Copies of such materials may be obtained at prescribed rates from the OTS, 1700 G Street, N.W., Washington, D.C. 20552. The Company is currently a wholly owned subsidiary of the Bank. As a wholly owned subsidiary, the Company has not previously been subject to the requirements of the Exchange Act. However, upon consummation of the Reorganization, the Company will become subject to the same information, reporting and proxy statement requirements under the Exchange Act as currently apply to the Bank, except that such filings will be required to be made with the Securities and Exchange Commission (the "SEC" or the "Commission") rather than the OTS and will be available for inspection and copying at the Commission's public reference facilities located at: Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. If available, such information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). The Bank's reporting obligations under the Exchange Act will terminate when the Company's reporting obligations begin. The Company Common Stock will be quoted on The Nasdaq Stock Market, Inc., National Market System following the Reorganization under the Bank's current trading symbol, "HBNK."

  This Proxy Statement/Prospectus is included as part of a registration statement on Form S-4 (together with all amendments and exhibits thereto, including documents and information incorporated by reference, the "Registration Statement") filed with the Commission by the Company, relating to the registration under the Securities Act of shares of Company Common Stock to be issued in the Reorganization. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, and to which reference is hereby made for further information with respect to the Company and the Bank and the Company Common Stock to be issued in the Reorganization. Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the Company's Registration Statement. Each such statement is qualified in its entirety by such reference.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY OF PROXY STATEMENT/PROSPECTUS......................................   i
  Purposes of the Special Meeting.......................................... iii
  Reasons for the Reorganization........................................... iii
  Description of the Reorganization........................................ iii
  Tax Consequences of the Reorganization................................... iii
  Comparison of Shareholders' Rights.......................................  iv
  Market for Company Common Stock..........................................  iv
  Management of the Company................................................  iv
  Regulation of the Company................................................  iv
  Regulatory Approval......................................................  iv
  Shareholder Vote Required for Approval...................................  iv
  Nonavailability of Dissenters' Rights....................................   v
SPECIAL MEETING OF SHAREHOLDERS............................................   1
VOTING RIGHTS AND SOLICITATION OF PROXIES..................................   1
PROPOSAL 1: FORMATION OF THE COMPANY.......................................   2
  General..................................................................   2
  Reasons for the Reorganization...........................................   3
  Details of the Reorganization............................................   3
  Effective Date...........................................................   4
  Conditions to the Reorganization.........................................   4
  Treatment of Stock Certificates..........................................   4
  Effect on Employee Benefit Plans.........................................   5
  Tax Consequences of the Reorganization...................................   5
  Accounting Treatment.....................................................   6
  Nonavailability of Dissenters' Rights....................................   6
  Business of the Company and the Bank.....................................   6
  Management of the Company................................................   7
  Supervision and Regulation...............................................   9
  Description of the Company Capital Stock.................................  19
  Comparison of Shareholders' Rights.......................................  20
    General................................................................  20
    Authorized Capital Stock...............................................  20
    Payment of Dividends...................................................  20
    Board of Directors.....................................................  20
    Indemnification of Directors and Officers..............................  21
    Limitation of Director Liability.......................................  23
    Special Meetings of Shareholders.......................................  23
    Shareholder Action Without a Meeting...................................  24
    Shareholder Nominations and Proposals..................................  24
    Business Combinations..................................................  24
    Amendment of the Charter, Certificate of Incorporation and Bylaws......  25
SECURITIES OWNERSHIP OF MANAGEMENT.........................................  26
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS..........................  27
EXECUTIVE COMPENSATION.....................................................  28
PROPOSALS OF SHAREHOLDERS..................................................  33
FINANCIAL INFORMATION......................................................  33
OTHER MATTERS..............................................................  34
Exhibit A--Plan of Reorganization and Agreement of Merger.................. A-1
Exhibit B--Certificate of Incorporation of Highland Bancorp, Inc........... B-1
Exhibit C--Bylaws of Highland Bancorp, Inc................................. C-1

                     SUMMARY OF PROXY STATEMENT/PROSPECTUS

           SPECIAL MEETING OF SHAREHOLDERS OF HIGHLAND FEDERAL BANK
                         TO BE HELD DECEMBER 11, 1997

  The following is a summary of certain information contained in this Proxy Statement/Prospectus. This summary does not purport to be complete and is qualified in its entirety by the more detailed information contained in the Proxy Statement/Prospectus, including the exhibits hereto, to which reference is made for a complete statement of the matters discussed below.

PURPOSES OF THE SPECIAL
 MEETING.................    At the Special Meeting, shareholders will be
                             asked to consider and vote upon a proposal to approve the reorganization of the Bank into a holding company form of organization (the
                             "Reorganization"), such Reorganization of the
                             Bank to be consummated in accordance with a Plan of Reorganization and Agreement of Merger (the
                             "Reorganization Agreement") pursuant to which:
                             (i) the Bank will become, subject to necessary regulatory approvals, a wholly owned subsidiary of Highland Bancorp, Inc., a newly formed
                             Delaware corporation (the "Company"); and (ii) each outstanding share of common stock of the Bank (the "Bank Common Stock") will become, by operation of law, one share of common stock of the Company (the "Company Common Stock").

REASONS FOR THE
REORGANIZATION...........    The Reorganization will provide greater operating
                             flexibility and will permit expansion into a broader range of financial services and other business activities than are currently permitted to the Bank as a federally chartered savings bank. See "Proposal 1: Formation of the Company--
                             Reasons for the Reorganization."

DESCRIPTION OF THE
 REORGANIZATION..........    The Company will become the holding company for
                             the Bank pursuant to the Reorganization
                             Agreement, as described herein. Under the Reorganization Agreement: (i) the Company has been organized as a wholly owned subsidiary of the Bank; (ii) an interim federal savings bank will be organized as a wholly owned subsidiary of the Company ("Interim"); (iii) on the effective date of the Reorganization, Interim will be merged with and into the Bank, with the Bank as the surviving institution; and (iv) upon such merger, the outstanding shares of Bank Common
                             Stock will become, by operation of law, Company
                             Common Stock on a one share for one share basis.
                             The shareholders of the Bank will thus become shareholders of the Company, which will then register as a savings and loan holding company under applicable laws and regulations. See
                             "Proposal 1: Formation of the Company--Details of the Reorganization."

TAX CONSEQUENCES OF THE
 REORGANIZATION..........    The Bank has received an opinion of counsel to
                             the effect that the Reorganization will qualify for non-recognition of gain or loss so that none of the Company, the Bank or Interim will recognize gain or loss for federal income tax purposes as a result of the Reorganization. Such opinion also concludes that the shareholders of the Bank will not recognize gain or loss upon the exchange of their Bank Common Stock for Company
                             Common Stock in the Reorganization. See "Proposal
                             1:

                             Formation of the Company--Tax Consequences of the Reorganization."

COMPARISON OF
 SHAREHOLDERS' RIGHTS....    Certain differences will exist between the rights
                             of the shareholders of the Company, and those of the shareholders of the Bank arising from distinctions between the Bank's federal charter and bylaws and the Company's Delaware Certificate of Incorporation and bylaws, and from distinctions between Office of Thrift Supervision
                             ("OTS") regulations relating to rights of shareholders and Delaware law. Among others, these differences include matters which are relevant to potential changes in control, such as the vote required to approve business combinations and amendments to the Certificate of Incorporation and bylaws of the Company. The
                             Delaware General Corporation Law contains certain provisions which may be deemed anti-takeover in nature which are not currently provided for in the Bank's federal charter. These provisions are expected to make it more difficult to acquire and exercise control of the Company and to remove incumbent directors and officers. See "Proposal
                             1: Formation of the Company--Comparison of Shareholders' Rights."

MARKET FOR COMPANY
 COMMON STOCK............    The Company has applied to The Nasdaq Stock
                             Market, Inc. ("Nasdaq") for approval for listing of the Company Common Stock on the Nasdaq
                             National Market System. If such approval for listing is obtained, the Company Common Stock will be quoted under the current trading symbol of the Bank Common Stock, "HBNK." See "Proposal
                             1: Formation of the Company--Details of the Reorganization."

MANAGEMENT OF THE
 COMPANY.................    Upon consummation of the Reorganization, the
                             Board of Directors of the Company will consist of the persons then serving as directors of the Bank, and the officers of the Company will be certain executive officers of the Bank, as indicated herein. See "Proposal 1: Formation of the Company--Management of the Company."

REGULATION OF THE
 COMPANY.................    The Company will be subject to regulation by the
                             OTS under the Savings and Loan Holding Company
                             Act and, with respect to certain matters arising under federal securities laws, by the Securities and Exchange Commission. See "Proposal 1:
                             Formation of the Company--Supervision and
                             Regulation--Regulation of the Company."

REGULATORY APPROVAL......    Consummation of the Reorganization is conditioned
                             upon, among other matters, obtaining the prior approval of the OTS. No assurance can be given as to if, or when, such regulatory approval will be received. See "Proposal 1: Formation of the
                             Company--Conditions to the Reorganization."

SHAREHOLDER VOTE
 REQUIRED FOR APPROVAL...    Approval of the Reorganization will require the
                             affirmative vote of a majority of the issued and outstanding shares of Bank Common Stock as of the Record Date.

NONAVAILABILITY OF
 DISSENTERS' RIGHTS .....    Holders of Bank Common Stock will not have
                             appraisal or dissenters' rights in connection with the Reorganization under applicable laws and regulations.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE REORGANIZATION.

                              PROXY STATEMENT OF

                 HIGHLAND FEDERAL BANK, A FEDERAL SAVINGS BANK
                         601 SOUTH GLENOAKS BOULEVARD
                           BURBANK, CALIFORNIA 91502
                                (818) 848-4265

                               ----------------

                     PROSPECTUS OF HIGHLAND BANCORP, INC.
                         601 SOUTH GLENOAKS BOULEVARD
                           BURBANK, CALIFORNIA 91502
                                (818) 848-4265

                               ----------------

                        SPECIAL MEETING OF SHAREHOLDERS
                           OF HIGHLAND FEDERAL BANK

                         TO BE HELD DECEMBER 11, 1997

  This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is being furnished in connection with the solicitation of proxies by the Board of Directors of Highland Federal Bank, a federally chartered savings bank (the "Bank"), for use at the Special Meeting of Shareholders of the Bank (the "Special Meeting") to be held on Thursday, December 11, 1997, at 10:00 a.m., local time, at the corporate offices of the Bank at 601 South Glenoaks Boulevard, Glendale, California 91502, and at any and all adjournments thereof. Richard J. Cross, Chairman of the Board of Directors of the Bank, and Stephen N. Rippe, President and Chief Executive Officer, are the designated proxy holders for the Special Meeting (the "Proxy Holders"). The Board of Directors has fixed the close of business on November 10, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting and at any and all adjournments thereof. Only persons who are holders of Bank Common Stock at the close of business on the Record Date are entitled to notice of and to vote in person or by proxy at the Special Meeting. All proposals set forth herein are proposals of the Bank. A form of proxy to be voted at the Special Meeting is being furnished to shareholders with this Proxy Statement/Prospectus. The approximate date of mailing of this Proxy Statement/Prospectus is November 18, 1997.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

  The Board of Directors of the Bank (the "Board of Directors") has fixed the close of business on November 10, 1997, as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Special Meeting. The Bank is authorized to issue 8,000,000 shares of common stock, $1.00 par value per share (the "Bank Common Stock"). At the Record Date, 2,300,137 shares of Bank Common Stock were issued and outstanding and entitled to vote. Each share of Bank Common Stock entitles the record holder to one vote on each matter presented at the Special Meeting. A majority of the issued and outstanding shares of Bank Common Stock entitled to vote shall constitute a quorum for the conduct of business at the Special Meeting. Abstentions, including those shareholders who attend the Special Meeting but abstain from voting, and those shareholders who return their proxy cards to the Bank indicating abstention from voting, will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. The proposal to approve the Reorganization requires the affirmative vote of a majority of the issued and outstanding shares of Bank Common Stock. As of October 10, 1997, the directors and officers of the Bank and their affiliates beneficially owned 248,309 shares, including shares which may be acquired within 60 days upon exercise of outstanding options, or approximately 10.3% of the issued and outstanding Bank Common Stock.

  A proxy for use at the Special Meeting is enclosed. A shareholder may revoke his or her proxy at any time before it is voted by filing with the Secretary of the Bank, at the above address, a written notice of revocation or a duly executed proxy bearing a later date. In addition, the powers of the Proxy Holders will be suspended if the person executing the proxy is present and votes in person at the Special Meeting, or if written notice of the death or incapacity of the maker of such proxy is received by the Secretary before the vote is counted.

  Unless revoked or suspended, all shares represented by a properly executed proxy received in time for the Special Meeting will be voted by the Proxy Holders in accordance with the instructions on the proxy. If no instruction is specified on your proxy with respect to any proposal to be acted upon, the shares represented by your executed proxy will be voted "FOR" approval of the Reorganization. It is not anticipated that any matters will be presented at the Special Meeting other than as set forth above and as stated in the accompanying Notice of Special Meeting. If any other matters are duly presented at the Special Meeting, the proxies will be voted by the Proxy Holders in accordance with the recommendations of the Board of Directors.

  If you hold your Bank Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote your Bank Common Stock, your broker or nominee may not, pursuant to applicable stock exchange rules, vote your Bank Common Stock with respect to the Reorganization. Any broker or nominee without authority to act as your proxy cannot vote on your behalf nor can any such votes be counted for quorum purposes.

  The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies for the Special Meeting will be borne by the Bank. Although it is contemplated that proxies will be solicited principally through the use of the mail, solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Bank, who will not be specially compensated for such services. Although there is no formal agreement to do so, the Bank may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the Proxy Statement to shareholders whose Bank Common Stock is held of record by those entities.

                                  PROPOSAL 1

                           Formation of the Company

GENERAL

  The Board of Directors has unanimously approved, subject to the receipt of necessary regulatory and shareholder approvals, the formation of a holding company for the Bank, Highland Bancorp, Inc. (the "Company"), pursuant to the Plan of Reorganization and Agreement of Merger (the "Reorganization Agreement") described herein. A copy of the Reorganization Agreement is attached as Exhibit A hereto, and is incorporated herein by reference. The following discussion is qualified in its entirety by reference to the Reorganization Agreement. Shareholders are encouraged to read the Reorganization Agreement in its entirety.

  As a result of the Reorganization, the shareholders of the Bank will become, by operation of law, shareholders of the Company. The Bank will continue its existing business and operations after the Reorganization under its existing name but as a wholly owned subsidiary of the Company. The existing federal charter (the "Charter") and bylaws (the "Bylaws") of the Bank will not be affected by the Reorganization. The consolidated capitalization, assets, liabilities and financial statements of the Company immediately following the Reorganization will be the same as those of the Bank immediately prior to the Reorganization. After the Reorganization, the deposits of the Bank will continue to be insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum amount permitted by law.

  The Board of Directors unanimously recommends that shareholders of the Bank approve the Reorganization Agreement. The affirmative vote of the holders of a majority of the issued and outstanding Bank Common Stock eligible to vote at the Special Meeting is required to approve the Reorganization Agreement. If the Reorganization does not receive the required shareholder vote, the Board of Directors intends to adjourn the Special Meeting to permit further solicitation of proxies to seek sufficient votes in favor of the proposal.

REASONS FOR THE REORGANIZATION

  The Board of Directors believes that a holding company structure will provide greater operating flexibility than is currently available to the Bank as a federally chartered savings bank. In addition, a holding company structure will provide for greater flexibility in structuring any future acquisition or merger transactions and may result in more favorable treatment of these transactions under state and federal tax laws. Federal law and regulations of the FDIC and the OTS limit the types of business in which the Bank and its subsidiaries may engage, and the nature and amount of investments that they may make. It is expected that the Company will qualify initially as a unitary savings and loan holding company and, as such, will generally not be restricted in the types of business activities in which it may engage. See "Proposal 1: Formation of the Company--Supervision and Regulation--Regulation of the Company." The establishment of the Company may permit diversification of operations, and may provide a vehicle to pursue growth opportunities, if and when presented, not currently available to the Bank. Among other potential benefits, the establishment of a holding company will permit the acquisition of other financial institutions and the acquisition and formation of companies engaged in lines of business which, while complementary to the business of the Bank, may help to reduce the risks inherent in an industry which is sensitive to interest rate changes. Management believes that the acquisition and formation of such counter-cyclical enterprises may provide a beneficial stabilizing effect on operations and the production of revenue in the future. In addition, the Company, unlike the Bank, may effectuate stock repurchase or redemption programs without prior regulatory approval. To date, the Board of Directors has not authorized management of the Bank to pursue any of the above described activities.

  The Board of Directors recognizes that some increased cost will be incurred in the operation of a holding company. Nevertheless, for the reasons stated above, the Board of Directors believes that the Reorganization is in the best interests of the Bank and its shareholders.

  The Board of Directors has selected Delaware as the state of incorporation of the Company because Delaware has flexible corporate laws which are periodically updated and revised to meet changing business needs. In addition, the Delaware courts are generally perceived to have greater experience and sophistication in addressing corporate law issues than their counterparts in other jurisdictions.

DETAILS OF THE REORGANIZATION

  The Reorganization will be accomplished pursuant to the Reorganization Agreement which is attached hereto as Exhibit A.

  The Bank caused the Company to be incorporated under the laws of the State of Delaware on September 29, 1997. The Company was initially formed as a wholly owned subsidiary of the Bank. The Bank will cause Highland Federal Interim Savings Bank, an interim federal savings association ("Interim"), to be organized as a wholly owned subsidiary of the Company for the sole purpose of effecting the Reorganization. Upon the receipt of required regulatory approvals, the Reorganization will be concluded as follows:

  I. Interim will merge with and into the Bank, with the Bank as the resulting institution (the "Merger"). The stock of Interim will be converted to stock of the Bank, and thus the Bank will become the wholly owned subsidiary of the Company.

    A. The Bank, as the resulting institution in the Merger, will retain all incidents of its corporate existence prior to the Reorganization, including its Charter, Bylaws, deposits, loans and offices.

    B. The directors and officers of the Bank prior to the Merger will remain the directors and officers of the Bank following the Merger.

  II. Each share of Bank Common Stock will become a share of Company Common Stock, and the shareholders of the Bank will become shareholders of the Company. Each certificate evidencing shares of Bank Common Stock immediately prior to the Reorganization shall evidence ownership of the same number of shares of Company Common Stock after the effective date of the Reorganization (the "Effective Date").

  III. The shares of Company Common Stock held by the Bank will be cancelled.

  IV. The shares of Bank Common Stock held by the Company at the Effective Date will remain as the only issued and outstanding shares of Bank Common Stock after the Reorganization.

  As a result of the Reorganization, the Company will become a publicly held corporation and will succeed to the Bank's reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Bank will continue to carry on its business and activities as conducted immediately prior to the Reorganization. The name "Highland Federal Bank" will continue to be utilized by the Bank. The Company has applied to The Nasdaq Stock Market, Inc. ("Nasdaq") for approval for listing of the Company Common Stock on the Nasdaq National Market System ("Nasdaq-NMS"). If such approval for listing is obtained, following the Reorganization, the Company Common Stock will be quoted on Nasdaq-NMS under the current trading symbol of the Bank Common Stock, "HBNK."

EFFECTIVE DATE

  The Effective Date will be the date as soon as practicable after the issuance by the OTS and any other governmental agencies of all approvals as may be required under applicable laws, rules and regulations in order to cause the Reorganization Agreement and the Reorganization to become effective.

CONDITIONS TO THE REORGANIZATION

  The Reorganization Agreement sets forth a number of conditions which must be met before the Reorganization will be consummated, including, among others:
(i) the approval of the Reorganization Agreement by the requisite vote of the holders of Bank Common Stock; (ii) the receipt of an opinion of counsel, satisfactory in form and substance to the Bank, the Company and Interim, as to the federal tax consequences of the Reorganization; (iii) the approval of the Reorganization by the OTS; and (iv) the receipt of all approvals from any other governmental agencies or other third parties which may be required for the lawful consummation of the Reorganization. No such additional governmental or third-party approvals are currently anticipated to be required. No assurance can be given as to if, or when, regulatory approval for the Reorganization from the OTS will be received.

  The Reorganization Agreement may be abandoned by either the Bank, the Company or Interim at any time before the Effective Date in the event that consummation of the Reorganization is deemed to be inadvisable, for any reason, in the opinion of the Bank, the Company or Interim.

TREATMENT OF STOCK CERTIFICATES

  After the Effective Date, the former holders of Bank Common Stock will be entitled to exchange their stock certificates for new certificates evidencing the same number of shares of Company Common Stock. Until so exchanged, certificates representing shares of Bank Common Stock will be deemed, for all purposes, to represent the same number of shares of Company Common Stock, and the holders of certificates representing shares of Bank Common Stock will have all of the rights of holders of Company Common Stock. As soon as practicable after the consummation of the Reorganization, instructions with respect to the exchange of stock certificates will be sent to all holders of record on the Effective Date of shares of Bank Common Stock. Chase Mellon Shareholder Services, LLC, the transfer agent and registrar for the Bank Common Stock (the "Transfer Agent"), will act as exchange agent and will continue to act as transfer agent and registrar for the Company Common Stock. No transfer or other tax will be assessed if the holders of Bank Common Stock merely exchange their stock certificates for new certificates evidencing the same number of shares of Company Common Stock, in the same name as that in which the certificate of Bank Common Stock surrendered in exchange therefor is registered.

  If any certificate representing shares of Company Common Stock is to be issued in a name other than that in which the certificate of Bank Common Stock surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the certificate surrendered be properly endorsed and otherwise in proper form for transfer, and that the person requesting the transfer pay to the Transfer Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Company Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable.

  Certificates for shares of Bank Common Stock should not be sent to the Transfer Agent until the notice and transmittal form referred to above have been received. The transmittal form must be completed as instructed and must accompany the certificates surrendered.

EFFECT ON EMPLOYEE BENEFIT PLANS

  Upon consummation of the Reorganization, the Bank's 1994 Stock Option and Performance Share Award Plan (the "Stock Option Plan") will be assumed by the Company. The Stock Option Plan will be amended to provide for the receipt of Company Common Stock upon the exercise of options or payment of other awards rather than shares of Bank Common Stock. The Company will enter into an amended stock option agreement with each holder of an outstanding option under the Stock Option Plan and an amended performance share award and restricted stock agreement with each holder of restricted stock awarded under the Stock Option Plan, providing for the receipt of shares of Company Common Stock in lieu of Bank Common Stock. Upon execution of such amended stock option agreements, options granted pursuant to the Stock Option Plan outstanding on the Effective Date will entitle the holder thereof to acquire the same number of shares of Company Common Stock, upon identical terms and conditions and for an identical price. Shares of Company Common Stock issued in exchange for Bank Common Stock pursuant to the amended restricted stock agreements will be restricted stock, subject to the same terms and conditions (including but not limited to, restrictions on transfer) as governed the original award. See "Executive Compensation--1994 Stock Option and Performance Share Award Plan" for a description of the Stock Option Plan.

  All other employee benefit plans of the Bank, including the Highland Federal Bank Profit Sharing Plan and Trust (the "401(k) Plan"), will be unchanged by the Reorganization, except that any plan which refers to Bank Common Stock will, following completion of the Reorganization, be amended to refer instead to Company Common Stock. See "Executive Compensation--401(k) Profit Sharing Plan and Trust" for a description of the 401(k) Plan.

TAX CONSEQUENCES OF THE REORGANIZATION

  The Bank has obtained an opinion of counsel from Manatt, Phelps & Phillips, LLP, to the effect that, for federal income tax purposes: (i) the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) the Reorganization will not be disqualified by reason of the fact that the stock of the Company is used in the Merger, pursuant to Section 368(a)(2)(E) of the Code; (iii) the Bank, the Company and Interim will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; (iv) no gain or loss will be recognized by Interim on the transfer of its assets to the Bank solely in exchange for Bank Common Stock and the assumption of Interim's liabilities, pursuant to Sections 361(a) and 357(a) of the Code; (v) no gain or loss will be recognized by the Bank upon the receipt of the assets of Interim in exchange for Bank Common Stock, pursuant to Section 1032(a) of the Code; (vi) the basis of Interim's assets in the hands of the Bank will be the same as the basis of such assets in the hands of Interim immediately prior to the Merger, pursuant to Section 362(b) of the Code; (vii) no gain or loss will be recognized by the Company upon the receipt of Bank Common Stock solely in exchange for the stock of Interim, pursuant to Section 354(a)(1) of the Code;
(viii) no gain or loss will be recognized by the shareholders of the Bank upon the transfer of their Bank Common Stock solely in exchange for Company Common Stock, pursuant to Section 354(a) of the Code; (ix) the basis of Company Common Stock to be received by the shareholders of the Bank in the transaction will be the same as the basis of Bank Common Stock surrendered in exchange therefor, pursuant to Section 358(a)(1) of the Code; (x) the holding period of Company Common Stock to be received by the Bank shareholders will include the holding period of Bank Common Stock surrendered in exchange therefor, provided that Bank Common Stock is held as a capital asset on the date of the exchange, pursuant to Section 1223(l) of the Code; (xi) the holding period of the assets of Interim in the hands of the Bank will include the period during which such assets were held by Interim, pursuant to Section 1223(2) of the Code; (xii) provided that the Bank meets the requirements of Section 593(a)(2) of the Code both before and after the Merger, no part of the bad debt reserve of the Bank will be required to be restored to the gross income of the Bank as a result of the Merger; (xiii) immediately prior to the Merger, the Company will be a member of the affiliated group of which the Bank is the common parent within the meaning of
Section 1504 of the Code; (xiv) the affiliated group of which the Bank is the common parent immediately prior to the Merger will remain in existence after the Merger, and the Company will become the common parent of the affiliated group; (xv) the members of the Bank affiliated group immediately before and after the Merger (other than Interim) will not close their taxable years as a result of the Merger and will remain on the taxable year previously employed by the group; (xvi) no prior taxable year of the Bank or any member of the affiliated group of which the Bank is the common parent will become a separate return limitation year by reason of the Merger; (xvii) provided that any nonqualified stock options to purchase Bank Common Stock and any nonqualified stock options to purchase Company Common Stock into which they will be converted do not have readily ascertainable fair market values (within the meaning of Section 1.83-7 of the Treasury Regulations), such conversion of the Bank options into the Company options will not result in income, gain, or loss to the holders of such stock options, pursuant to Section 83(e)(3) of the Code; (xviii) no gain or loss will be recognized by the Bank or the Company upon the issuance of Company Common Stock to an optionee pursuant to the optionee's exercise of a stock option issued by the Bank and converted into an option to acquire Company Common Stock, pursuant to Section 1032 of the Code and Section 1.83-6(d) of the Treasury Regulations; (xix) provided that any incentive options issued by the Bank qualify as incentive stock options under
Section 422 of the Code, the Merger will qualify as a transaction to which
Section 424(a) applies; (xx) the assumption of the Stock Option Plan by the Company will satisfy the requirements of Section 424(a) of the Code and will not be a modification under Section 424(h) of the Code; (xxi) no income, gain or loss will be recognized by the Bank, the Company, or the holders of outstanding options of the Bank upon the substitution, amendment or assumption by the Company of the Stock Option Plan and options thereunder; and (xxii) the Merger will not result in a change of ownership of the Bank within the meaning of Section 382(g) of the Code, and therefore Section 382 will not apply to the Bank as a result of the Merger.

  The foregoing discussion is based upon current law and is intended for general information only. Each shareholder is urged to consult his or her own tax advisor concerning the specific tax consequences of the Reorganization to the shareholder, including the applicability and effect of foreign, state, local or other tax laws and of any proposed changes in the Code.

ACCOUNTING TREATMENT

  In accordance with generally accepted accounting principles, the appropriate accounting for the Merger and the Reorganization is historical cost in a manner similar to that utilized in pooling-of-interest accounting. In addition, no goodwill will result from the Reorganization.

NONAVAILABILITY OF DISSENTERS' RIGHTS

  Holders of Bank Common Stock will not have appraisal or dissenters' rights in connection with the Reorganization under applicable laws and regulations.

BUSINESS OF THE COMPANY AND THE BANK

  The Bank is a federally chartered and insured savings bank which was organized in 1968 as a federal mutual savings and loan association and converted in 1982 to a federal stock savings and loan association. In 1989, the Bank changed its name from Highland Federal Savings and Loan Association to its present name, Highland Federal Bank, a Federal Savings Bank.

  The Bank provides financial services through seven offices located in communities within Los Angeles County, California, including offices in the South Bay area, the San Fernando Valley, San Gabriel Valley,

Northern Los Angeles and Santa Monica. The Bank's lending activity focuses on originating multi-family residential mortgage loans, commercial real estate loans and construction loans principally in Southern California. The Bank's lending and investment activities are funded primarily through deposits derived from the Bank's branch network and through borrowings from the Federal Home Loan Bank of San Francisco. At September 30, 1997, the Bank had total consolidated assets of $516 million, total consolidated deposits of $346 million and total consolidated shareholders' equity of $40 million.

  The principal executive offices of the Company and the Bank are located at 601 South Glenoaks Boulevard, Burbank, California 91502, and their telephone number at that address is (818) 848-4265.

  The Company is a business corporation organized under the laws of the State of Delaware on September 29, 1997. The Company was organized for the purpose of becoming the holding company of the Bank. Upon completion of the Reorganization, the Bank will be a wholly owned subsidiary of the Company. Each shareholder of the Bank will become a shareholder of the Company without change in the number of shares owned or in respective ownership percentages. Following the Reorganization, the Company will register as a savings and loan holding company under applicable laws and regulations.

  It is expected that for the near future, the primary business of the Company will be the ongoing business of the Bank. Therefore, the competitive conditions to be faced by the Company will be the same as those faced by the Bank. In the future, the Company may become an operating company or acquire other savings institutions or engage in such other activities or acquire such other businesses as may be permitted by applicable law. There are no current agreements or understandings with respect to any such activities or acquisitions, and no assurance can be given that any of these activities or acquisitions will be undertaken.

  The Bank expects to provide the Company with an initial capitalization of $1 million, subject to regulatory approval. Additional financial resources may be available to the Company in the future through issuance of debt or equity securities and dividends from the Bank or other operating entities acquired by the Company. There can be no assurance, however, as to the amount of additional financial resources which will be available to the Company, and there are substantial regulatory limitations on borrowings by the Company and any non-insured subsidiaries, as well as on the ability of the Bank to declare and pay dividends to the Company or otherwise provide funds to the Company. See "Proposal 1: Formation of the Company--Supervision and Regulation."

  The Company will, at all times, maintain a separate corporate existence from the Bank.

MANAGEMENT OF THE COMPANY

  Upon consummation of the Reorganization, the Board of Directors of the Company will consist of the persons then serving as directors of the Bank, and their respective terms of office will expire at the annual meeting of shareholders in the years in which their respective terms of office as directors of the Bank expire. Following the Reorganization, certain executive officers of the Bank will also serve as the officers of the Company. The following sets forth, as of October 10, 1997, certain information regarding each person who will serve as a director and/or an officer of the Company upon consummation of the Reorganization.

                          POSITION WITH                                                       YEAR TERM AS
 NAME AND AGE       THE COMPANY AND THE BANK   PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DIRECTOR EXPIRES
 ------------       ------------------------   -------------------------------------------- ----------------
 Woodrow W. DeWitt  Director                   Director of the Bank since 1968. Chairman          2000
  (81)                                         of the Board of DeWitt Transfer & Storage
                                               since 1955.
 Richard O. Oxford  Director                   Director of the Bank since 1991. Member of         2000
  (59)                                         the Personnel/Compensation Committee.
                                               President and Chief Executive Officer of
                                               Dial Industries, Inc. (a manufacturer of
                                               housewares) since 1978. Associate, McKinsey
                                               & Co. (international management consulting
                                               firm) from 1965 to 1968. In 1993, Arroyo
                                               Seco Enterprises, a partnership of which
                                               Mr. Oxford was General Partner, filed for
                                               bankruptcy under Chapter 11 of the
                                               Bankruptcy Code. This bankruptcy was
                                               discharged in 1995.
 Shirley E. Simmons Vice Chairman of the       Vice Chairman of the Board of Directors of         2000
  (62)              Board of Directors         the Bank since 1995 and a Director since
                                               1991. Member of the Personnel/Compensation
                                               Committee. Retired since 1991. Various
                                               executive positions with Security Pacific
                                               National Bank from 1958 to 1991, most
                                               recently as Regional Vice President (1988
                                               to 1991).
 George Piercy      Director                   Vice Chairman of the Board of Directors of         1999
  (78)                                         the Bank from 1993 to 1995 and a Director
                                               since 1968. Chairman of the Board of
                                               Directors from 1982 to 1993. Member of the
                                               Personnel/Compensation Committee. President
                                               of Highland Auto and Truck Supply
                                               (manufacturer of military truck parts and
                                               accessories) since 1949.
 Stephen N. Rippe   President, Chief           President of the Bank since April 1994 and         1999
  (51)              Executive Officer and      Executive Vice President from February to
                    Director                   April 1994. Director of the Bank since
                                               February 1994. Chief Operating Officer of
                                               Imperial Thrift and Loan Association from
                                               1991 to 1994. Various executive positions
                                               with Security Pacific National Bank from
                                               1971 to 1989, including President of
                                               Security Pacific Bank Nevada from 1987 to
                                               1989 and Regional Manager for business
                                               banking from 1984 to 1987.
 Richard J. Cross   Chairman of the Board of   Chairman of the Board of Directors of the          1998
  (67)              Directors                  Bank since 1993; Vice Chairman of the Board
                                               of Directors from 1992 to 1993 and a
                                               Director since 1990. Member of the
                                               Personnel/Compensation Committee. Managing
                                               Partner of Cross Investment Company (an
                                               investment and consulting company) since
                                               1971 and Professor of Management and
                                               Finance at Woodbury University since 1985.
                                               Twenty-seven years' commercial banking
                                               experience, including various executive
                                               positions with Lloyds Bank from 1962 to
                                               1981, most recently as Executive Vice
                                               President.

                    POSITION WITH THE                                                    YEAR TERM AS
 NAME AND AGE      COMPANY AND THE BANK   PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DIRECTOR EXPIRES
 ------------     ---------------------   -------------------------------------------- ----------------
 William G. Dyess Director                Director of the Bank since 1968. An                1998
  (71)                                    independent real estate appraiser since
                                          1955.
 Ben Karmelich    Director                President and Chief Executive Officer of           1998
  (72)                                    the Bank from its inception in 1968 through
                                          1994; Director since 1980. Retired since
                                          1994.
 Anthony L. Frey  Executive Vice          Executive Vice President, Chief Financial
  (44)            President, Chief        Officer and Secretary of the Bank since
                  Financial Officer and   January 1997. Senior Vice President, Chief
                  Secretary               Financial Officer and Secretary from May
                                          1996 to January 1997. Various executive
                                          positions with Imperial Thrift and Loan
                                          Association from August 1994 to May 1996,
                                          most recently as Senior Vice President and
                                          Chief Financial Officer. Senior Vice
                                          President and Controller of Home Fed Bank
                                          from 1984 to 1994. Various positions with
                                          KPMG Peat Marwick LLP from 1979 to 1984.
                                          Mr. Frey is a Certified Public Accountant

  The business address and telephone number of the Company's executive officers will be the address and telephone number of the Company and Bank: 601 South Glenoaks Boulevard, Burbank, California 91502, (818) 848-4265. It is expected that unless and until the Company becomes actively involved in additional businesses, no compensation will be paid to the directors and officers of the Company in their capacities as such. However, the Company may determine that such separate compensation is appropriate in the future.

  It is the intention of the Company and the Bank to enter into a management services agreement and a tax sharing agreement at the consummation of the Reorganization for services that the Bank will provide to the Company and for sharing responsibility for payment of applicable taxes. It is anticipated that the Bank will be reimbursed by the Company for the costs of services provided by the Bank to the Company. Other than in the performance of certain bookkeeping and related activities that will be provided by the Bank, the Company does not intend to employ any persons other than the executive officers listed above. If the Company acquires other businesses, it may at such time hire additional employees. Upon completion of the Reorganization, key employees of the Company, who remain as key employees of the Bank, will be eligible for the grant of benefits under the Bank's benefit plans described herein.

SUPERVISION AND REGULATION

 GENERAL

  Upon completion of the Reorganization, the Company will become a savings and loan holding company within the meaning of the Savings and Loan Holding Company Act. As such, the Company will be registered with and subject to OTS regulation, examination, supervision and reporting requirements.

  The Bank is subject to extensive regulation, examination and supervision by the OTS, as its chartering agency, and by the FDIC, as the insurer of its deposits. The Bank is a member of the Federal Home Loan Bank ("FHLB") System and its deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF") of the FDIC. The Bank is required to file reports with the OTS and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to test the Bank's compliance with various regulatory requirements. These types of regulation and supervision establish a comprehensive framework of activities in which an institution such as the Bank may engage, and are intended primarily for the protection of the insurance fund and depositors. This structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, or in the regulatory structure or the statutes or regulations applicable to the Bank, whether by the OTS, the FDIC or the Congress, could have a material adverse impact on the Bank and its operations.

  Certain of the regulatory requirements applicable to the Company and the Bank are summarized below or elsewhere herein. The descriptions of statutory provisions and regulations applicable to savings institutions and their holding companies set forth herein do not purport to be complete descriptions of such statutes and regulations or their actual or potential effects on the Company and the Bank, and are qualified in their entirety by reference to such statutes and regulations.

 REGULATION OF THE COMPANY

  It is expected that the Company will qualify initially as a unitary savings and loan holding company within the meaning of the Home Owners' Loan Act of 1933, as amended ("HOLA"). As such, the Company will be required to be registered with the OTS and will be subject to OTS regulations, examinations, supervision and reporting requirements. Among other things, the OTS has enforcement authority which permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

  Restrictions on Activities. There are generally no restrictions on the activities of a unitary savings and loan holding company. However, if the subsidiary savings institution of such a holding company fails to meet the qualified thrift lender ("QTL") test set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), then such unitary holding company also will become subject to the activities restrictions applicable to multiple savings and loan holding companies and, unless the savings institution requalifies as a QTL within one year thereafter, will have to register as, and become subject to the restrictions applicable to, a bank holding company. See "Proposal 1: Formation of the Company--Supervision and Regulation--Federal Savings Institution Regulation--QTL Test."

  If the Company were to acquire control of another savings institution, other than through merger or other business combination with the Bank, the Company would thereupon become a multiple savings and loan holding company. Except under limited circumstances, the activities of the Company and any of its subsidiaries (other than the Bank or other subsidiary savings institutions) would thereafter be subject to further extensive limitations. In general, such holding company would be limited primarily to activities permissible for bank holding companies under the Bank Holding Company Act (the "BHC Act") and other activities in which multiple savings and loan companies were authorized by regulation to engage as of March 5, 1987.

  Restrictions on Acquisitions. Except under limited circumstances, savings and loan holding companies are prohibited from acquiring, without prior approval of the OTS: (i) control of any other savings institution or savings and loan holding company or substantially all the assets thereof; or (ii) more than five percent (5%) of the voting shares of a savings institution or holding company thereof which is not a subsidiary. Except with the prior approval of the OTS, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than twenty-five percent (25%) of such company's stock, may acquire control of any savings institution, other than a subsidiary savings institution, or of any other savings and loan holding company.

  The OTS may only approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings institutions in more than one state if: (i) the multiple savings and loan holding company involved controls a savings institution which operated a home or branch office located in the state of the institution to be acquired as of March 5, 1987;
(ii) the acquiror is authorized to acquire control of the savings institution pursuant to the emergency acquisition provisions of the Federal Deposit Insurance Act (the "FDI Act"); or (iii) the statutes of the state in which the institution to be acquired is located specifically authorize a savings association chartered by such state to be acquired by a savings association chartered by the state where the acquiring entity is located (or by a holding company that controls such a state-chartered savings association).

 FEDERAL SAVINGS INSTITUTION REGULATION

  Business Activities. The activities of federal savings institutions are governed by the HOLA and, in certain respects, the FDI Act, and the regulations issued by the various federal banking agencies to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings institutions such as the Bank may engage. In particular, many types of lending authority for federal savings institutions, e.g., commercial, non-residential real property loans and consumer loans, are limited to a specified percentage of the institution's capital or assets.

  Loans to One Borrower. Under the HOLA, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is fifteen percent (15%) of the Bank's unimpaired capital and surplus plus an additional ten percent (10%) of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and gold bullion, although management generally does not make loans in excess of $2.0 million. At September 30, 1997, the Bank's largest aggregate amount of loans to one borrower was $2.7 million and the second largest borrower had an aggregate balance of $2.7 million.

  QTL Test. The HOLA requires savings institutions to meet a qualified thrift lender ("QTL") test. Under the QTL test, a savings institution is required to maintain at least 65% of its "portfolio assets" (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least nine months out of each 12-month period. A savings institution that fails the QTL test must either convert to a bank charter or operate under certain restrictions. As of September 30, 1997, the Bank maintained 68.03% of its portfolio assets in qualified thrift investments and, therefore, met the QTL test. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered as "qualified thrift investments."

  Nonresidential Real Estate Loans. OTS regulations impose limitations on the Bank's ability to make loans secured by nonresidential real estate, which includes commercial real estate but does not include multi-family residential real estate. Under the OTS regulations, an institution such as the Bank would be limited to holding loans on the security of nonresidential real estate to a maximum of 400% of total capital. In the case of the Bank, 400% of total capital equaled $173.1 million at September 30, 1997. As of such date, the Bank held $142.3 million in nonresidential real estate loans. The Bank may in the future sell or participate out new or existing loans in this category in order to maintain compliance with the limit. The OTS regulations permit lending in excess of the prescribed limit if the OTS finds that such lending "will not present a significant risk to the safe and sound operation of the association and is consistent with prudent operating practices." There can be no assurance that the OTS would make such a finding in the case of the Bank.

  Limitation on Capital Distributions. OTS regulations impose limitations on all capital distributions by savings institutions, such as cash dividends, payments to repurchase or otherwise acquire shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. The rule establishes three tiers of institutions, which are based primarily on an institution's capital level. An institution that exceeds all fully phased-in regulatory capital requirements before and after a proposed capital distribution and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice to, but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of: (i) 100% of its net earnings to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year; or (ii) 75% of its net earnings for the previous four quarters. Any additional capital distributions would require prior OTS approval. In the event an institution's capital fell below its capital requirements or the

OTS notified it that it was in need of more than normal supervision, the institution's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice.

  Liquidity. The Bank is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage (currently 5%) of its net withdrawable deposit accounts plus short-term borrowings. OTS regulations also require each savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1%) of the total of its net withdrawable deposit accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet these liquidity requirements. The Bank's average liquidity ratio for the month of September 1997 was 11.45%, which exceeded the then applicable requirements.

  Assessments. Savings institutions are required by regulation to pay assessments to the OTS to fund the agency's operations. The general assessment, paid on a semi-annual basis, is computed upon the savings institution's total assets including consolidated subsidiaries, as reported in the Bank's latest quarterly Thrift Financial Report. The assessments paid by the Bank for the year's ended December 31, 1996 and 1995 totaled $105,000 and $134,500, respectively.

  Branching. OTS regulations permit federally chartered savings institutions to branch nationwide under certain conditions. Generally, federal savings institutions may establish interstate networks and geographically diversify their loan portfolios and lines of business. The OTS authority preempts any state law purporting to regulate branching by federal savings institutions.

  Transactions with Related Parties. The Bank's authority to engage in transactions with related parties or "affiliates" (i.e., any company that controls or is under common control with an institution) is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA"). Section 23A limits the aggregate amount of covered transactions with any individual affiliate to ten percent (10%) of the capital and surplus of the savings institution and also limits the aggregate amount of transactions with all affiliates to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B generally requires that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. Notwithstanding Sections 23A and 23B, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies under Section 4(c) of the BHC Act. Further, no savings institution may purchase the securities of any affiliate other than a subsidiary.

  The Bank's authority to extend credit to executive officers, directors and ten percent (10%) shareholders, as well as entities controlled by such persons, is currently governed by Sections 22(g) and 22(h) of the FRA, and Regulation O thereunder. Among other things, these regulations require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Regulation O also places individual and aggregate limits on the amount of loans the Bank may make to such persons based, in part, on the Bank's capital position, and requires certain board approval procedures be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

  Enforcement. Under the FDI Act, the OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including shareholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or $1 million per day in especially egregious cases. Under the FDI Act, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal and state law also establish criminal penalties for certain violations.

  Standards for Safety and Soundness. The FDI Act requires each federal banking agency to prescribe for all insured depository institutions standards relating to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. The federal bank regulatory agencies have adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness (the "Guidelines") to implement these safety and soundness standards. The Guidelines set forth the safety and soundness standards that the agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The Guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate risk exposure, asset growth, asset quality, earnings and compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the FDI Act. The final regulation establishes deadlines for the submission and review of such safety and soundness compliance plans.

  Capital Requirements. The OTS capital regulations require savings institutions to meet three capital standards: a 1.5% tangible capital standard, a 3% leverage (core capital) ratio and an 8% risk-based capital standard. Core capital is defined as common shareholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain purchased mortgage servicing rights ("PMSRs") and credit card relationships. The OTS regulations also require that, in meeting the leverage ratio, tangible and risk-based capital standards, institutions generally must deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank. In addition, the OTS prompt corrective action regulation provides that a savings institution that has a leverage capital ratio of less than 4% (3% for institutions receiving the highest rating under the applicable regulatory examination rating system) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "Proposal 1: Formation of the Company-- Supervision and Regulation--Prompt Corrective Regulatory Action."

  The risk-based capital standard for savings institutions requires the maintenance of total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the OTS capital regulation based on the risks the OTS believes are inherent in the type of asset. The components of core capital are equivalent to those utilized for purposes of determining the leverage ratio. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and, within specified limits, the allowance for loan and lease losses. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

  The OTS has incorporated an interest rate risk component in its regulatory capital rule. The final interest rate risk rule also adjusts the risk-weighting for certain mortgage derivative securities. Under the revised rule, savings institutions with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. An institution's interest rate risk is measured by the decline in net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200-basis point increase or decrease in market interest rates divided by the estimated economic value of the bank's assets, as calculated in accordance with guidelines set forth by the OTS. An institution whose measured interest rate risk exposure exceeds 2% must deduct an interest rate component in calculating its total capital under the risk-based capital rule. The interest rate risk components is an amount equal to one-half of the difference between an institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the bank's assets. That dollar amount is deducted from total capital in calculating compliance with the risk-based capital requirement. Under the rule, there is a lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. An institution with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer a bank's interest rate risk component on a case-by-case basis. The OTS has postponed indefinitely the date that the component will first be deducted from an institution's total capital to provide it with an opportunity to review the interest rate risk approaches taken by the other federal banking agencies.

 PROMPT CORRECTIVE REGULATORY ACTION

  Provisions of the FDI Act enacted in 1991 require each federal banking agency, including the OTS, to take prompt corrective action to resolve the problems of insured depository institutions, including but not limited to those that fall below one or more prescribed minimum capital ratios. The FDI Act requires each federal banking agency to promulgate regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

  In September 1992, the federal banking agencies, including the OTS, issued uniform final regulations implementing the prompt corrective action provisions of the FDI Act. Under such regulations, an insured depository institution will be classified in one of the following categories:

  . "well capitalized" if it (i) has total risk-based capital of 10% or greater, Tier 1 risk-based capital of 6% or greater and a leverage ratio of 5% or greater and (ii) is not subject to an order, written agreement, capital directive or prompt corrective action directive to meet and maintain a specific capital level for any capital measure;

  . "adequately capitalized" if it has total risk-based capital of 8% or greater, Tier 1 risk-based capital of 4% or greater and a leverage ratio of 4% or greater (or a leverage ratio of 3% or greater if the institution is rated composite 1 under the applicable regulatory rating system in its most recent report of examination);

  . "undercapitalized" if it has total risk-based capital that is less than 8%, Tier 1 risk-based capital that is less than 4% or a leverage ratio that is less than 4% (or a leverage ratio that is less than 3% if the institution is rated composite 1 under the applicable regulatory rating system in its most recent report of examination);

  . "significantly undercapitalized" if it has total risk-based capital that is less than 6%, Tier 1 risk-based capital that is less than 3% or a leverage ratio that is less than 3%; and

  . "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2%.

  An institution that, based upon its capital levels, is classified as "well capitalized," "adequately capitalized" or "undercapitalized" may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants such treatment. At each successive lower capital category, an insured depository institution is subject to more restrictions. The federal banking agencies, however, may not treat an institution as "critically undercapitalized" unless its capital ratio actually warrants such treatment.

  The law prohibits insured depository institutions from paying management fees to any controlling persons or, under certain limited exceptions, making capital distributions if after such transaction the institution would be undercapitalized. If an insured depository institution is undercapitalized, it will be closely monitored by the appropriate federal banking agency, subject to asset growth restrictions and required to obtain prior regulatory approval for acquisitions, branching and engaging in new lines of business. Any undercapitalized depository institution must submit an acceptable capital restoration plan to the appropriate federal banking agency within 45 days after becoming undercapitalized. The appropriate federal banking agency cannot accept a capital plan unless, among other things, it determines that the plan (i) specifies the steps the institution will take to become adequately capitalized, (ii) is based on realistic assumptions and (iii) is likely to succeed in restoring the depository institution's capital. In addition, each company controlling an undercapitalized depository institution must guarantee that the institution will comply with the capital plan until the depository institution has been adequately capitalized on an average basis during each of four consecutive calendar quarters and must otherwise provide adequate assurances of performance. The aggregate liability of such guarantee is limited to the lesser of (a) an amount equal to 5% of the depository institution's total assets at the time the institution became undercapitalized or (b) the amount which is necessary to bring the institution into compliance with all capital standards applicable to such institution as of the time the institution fails to comply with its capital restoration plan. Finally, the appropriate federal banking agency may impose any of the additional restrictions or sanctions that it may impose on significantly undercapitalized institutions if it determines that such action will further the purpose of the prompt correction action provisions.

  An insured depository institution that is significantly undercapitalized or is undercapitalized and fails to submit, or in a material respect to implement, an acceptable capital restoration plan, is subject to additional restrictions and sanctions. These include, among other things: (i) a forced sale of voting shares to raise capital or, if grounds exist for appointment of a receiver or conservator, a forced merger; (ii) restrictions on transactions with affiliates; (iii) further limitations on interest rates paid on deposits;
(iv) further restrictions on growth or required shrinkage; (v) modification or termination of specified activities; (vi) replacement of directors or senior executive officers; (vii) prohibitions on the receipt of deposits from correspondent institutions; (viii) restrictions on capital distributions by the holding companies of such institutions; (ix) required divestiture of subsidiaries by the institution; or (x) other restrictions as determined by the appropriate federal banking agency. Although the appropriate federal banking agency has discretion to determine which of the foregoing restrictions or sanctions it will seek to impose, it is required to force a sale of voting shares or merger, impose restrictions on affiliate transactions and impose restrictions on rates paid on deposits unless it determines that such actions would not further the purpose of the prompt corrective action provisions. In addition, without the prior written approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to its senior executive officers or provide compensation to any of them at a rate that exceeds such officer's average rate of base compensation during the 12 calendar months preceding the month in which the institution became undercapitalized.

  Further restrictions and sanctions are required to be imposed on insured depository institutions that are critically undercapitalized. For example, a critically undercapitalized institution generally would be prohibited from engaging in any material transaction other than in the ordinary course of business without prior regulatory approval and could not, with certain exceptions, make any payment of principal or interest on its subordinated debt beginning 60 days after becoming critically undercapitalized. Most importantly, however, except under limited circumstances, the appropriate federal banking agency, not later than 90 days after an insured depository institution becomes critically undercapitalized, is required to appoint a conservator or receiver for the institution. The board of directors of an insured depository institution would not be liable to the institution's shareholders or creditors for consenting in good faith to the appointment of a receiver or conservator or to an acquisition or merger as required by the regulator.

  As of September 30, 1997, the Bank's ratio of total capital to risk-weighted assets was 11.46%, its ratio of Tier 1 capital to risk-weighted assets was 10.21% and its ratio of Tier 1 capital to adjusted total assets was 7.46%. Under the prompt corrective action categories discussed above, the Bank is considered to be well capitalized as of September 30, 1997.

  Insured depository institutions, such as the Bank, and their institution-affiliated parties may be subject to potential enforcement actions for unsafe or unsound practices in conducting their businesses or for violations of law, rules or regulations, including a failure to meet regulatory capital requirements. Depending on the severity of the unsafe or unsound practice or violation, enforcement actions may include a requirement that the Bank file a capital restoration plan, a requirement that the Bank take additional actions to comply with the capital restoration plan, the issuance of a cease and desist order, the issuance of a capital directive, the imposition of civil money penalties on the Bank and certain affiliated parties, the imposition of such operating restrictions as the OTS deems appropriate at the time, such other actions by the OTS as it may be authorized or required to take under applicable statutes and regulations and, under certain circumstances, the appointment of a conservator or receiver for the Bank. In the event of a liquidation of the Bank, the interests of the holders of the Bank Common Stock will be subordinate to the interests of, among others, creditors of the Bank, including depositors. Historically, with few exceptions, equity holders of financial institutions such as the Bank have not obtained any recovery for their investment following the appointment of a conservator or a receiver. See "Proposal 1: Formation of the Company--Supervision and Regulation--Federal Savings Institution Regulation--Enforcement."

 INSURANCE OF DEPOSIT ACCOUNTS

  Deposits of the Bank are presently insured by the SAIF. Both the SAIF and the Bank Insurance Fund ("BIF"), the deposit insurance fund that covers most commercial bank deposits, are statutorily required to be capitalized to a ratio of 1.25% of insured reserve deposits. Until recently, members of the SAIF and BIF were paying average deposit insurance premiums of between 24 and 25 basis points. The BIF met the required reserve in 1995, whereas the SAIF was not expected to meet or exceed the required level until 2002 at the earliest. This situation was primarily due to greater levels of prior losses in the thrift industry and the statutory requirement that SAIF members make payments on bonds issued in the late 1980s by the Financing Corporation ("FICO") to recapitalize the predecessor to the SAIF.

  In view of the early satisfaction by the BIF of the target 1.25% ratio, the FDIC ultimately adopted a new assessment rate schedule of between 0 and 27 basis points, under which 92% of BIF members paid an annual premium of only $2,000. With respect to SAIF member institutions, the FDIC adopted a final rule retaining the previously existing assessment rate schedule applicable to SAIF member institutions of 23 to 31 basis points. As long as the premium differential continued, it could have had adverse consequences for SAIF members, including reduced earnings and an impaired ability to raise funds in the capital markets. In addition, SAIF members, such as the Bank, could have been placed at a substantial competitive disadvantage to BIF members with respect to pricing of loans and deposits and the ability to achieve lower operating costs.

  On September 30, 1996, the President signed into law the Deposit Insurance Funds Act of 1996 (the "Funds Act") which, among other things, imposed a special one-time assessment on SAIF-member institutions, including the Bank, to recapitalize the SAIF. As required by the Funds Act, the FDIC imposed a special assessment of 65.7 basis points on SAIF assessable deposits held as of March 31, 1995, payable November 27, 1996 (the "SAIF Special Assessment"). The SAIF Special Assessment was recognized by the Bank as an expense in the quarter ended September 30, 1996 and is generally tax deductible. The SAIF Special Assessment recorded by the Bank amounted to $2.5 million on a pre-tax basis and $1.7 million on an after-tax basis.

  The Funds Act also spreads the obligations for payment of the FICO bonds across all SAIF and BIF members. Beginning on January 1, 1997, BIF deposits will be assessed for FICO payment of 1.3 basis points, while SAIF deposits will pay 6.48 basis points. Full pro rata sharing of the FICO payments between BIF and SAIF members will occur on the earlier of January 1, 2000 or the date the BIF and SAIF are merged. The Funds Act specifies that the BIF and SAIF will be merged on January 1, 1999, provided no savings associations remain as of that time.

  As a result of the Funds Act, the FDIC recently voted to effectively lower SAIF assessments to between 0 and 27 basis points as of January 1, 1997, a range comparable with that of BIF members. However, SAIF members will continue to make the FICO payments described above. The FDIC also lowered the SAIF assessment schedule for the fourth quarter of 1996 to between 18 and 27 basis points. Management cannot predict the level of FDIC insurance assessments on an on-going basis, whether the savings association charter will be eliminated or whether the BIF and SAIF will eventually be merged.

  The Bank's assessment rate for the third quarter of 1997 was 9.3 basis points and the premium paid for this period was $81,000. A significant increase in SAIF insurance premiums would likely have an adverse effect on the operating expenses and results of operations of the Bank.

  Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule order or condition imposed by the FDIC or the OTS. Management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

 THRIFT RECHARTERING LEGISLATION

  The Funds Act provides that the BIF and SAIF will merge on January 1, 1999, if there are no savings associations, as defined in the Funds Act, in existence on that date. Pursuant to that legislation, the Department of Treasury in May 1997 recommended in a report to Congress that the separate charters for thrifts and banks be abolished. Various proposals to eliminate the federal thrift charter, create a uniform financial institutions charter, conform holding company regulation and abolish the OTS have been introduced in Congress. The House Committee on Banking and Financial Services has considered and reported H.R. 10, the Financial Services Competition Act of 1997 ("H.R. 10"), including Title III, the "Thrift Charter Transition Act of 1997" ("Title III"). Title III would require federal savings associations to convert to national banks or some type of state charter within two years of enactment or they would automatically become national banks. On the earlier of January 1, 2000, or two years after the date of enactment, the BIF and SAIF would merge. Two years after enactment, the HOLA would be repealed and the OTS would be abolished. Within nine months of enactment, the Secretary of the Treasury would be required to adopt a plan for the combination of the OTS and the Office of the Comptroller of the Currency into a single agency. Converted federal thrifts generally would be permitted to continue to engage in any activity, including the holding of any asset, lawfully conducted on the date prior to enactment. A federal savings association converted to a national bank would be allowed to retain all branches established or proposed in a pending application as of enactment and establish new branches in any state in which it has a branch. Otherwise it would be allowed to establish new branches only under national bank rules. In addition, beginning two years after enactment, national banks would be authorized to exercise all powers formerly authorized for federal savings associations.

  Under H.R. 10, holding companies for converted savings associations generally would become subject to the same regulation as holding companies that control commercial banks, with a grandfather provision for former unitary savings and loan holding companies. Such grandfathered companies would be permitted to maintain and establish affiliations with any type of company and to acquire additional depository institutions, as long as any acquired depository institution is merged into its converted savings association and such institution continues to comply with both the QTL test and certain asset and investment limitations to which it was subject as a federal savings association. Such a converted holding company would be subject to the same capital requirements (if any) applicable under OTS regulation if it were a savings and loan holding company on June 19, 1997, and for three years would be subject to substantially similar regulation, reporting and examination as implemented by the OTS as of January 1, 1997.

  Title III provides for the continuation of adjustable rate mortgage indices used by converted savings associations, including cost-of-funds indices, if calculation of the index could not be made by the terms of the governing instrument as a result of changes made by H.R. 10. H.R. 10 also makes significant changes in the operation of the FHLB System, including the types of stock that may be issued by FHLBs to members and borrowers and FHLB capitalization, management, investments and lending. Effective January 1, 1999, the FHLB Act would be amended to permit federal savings associations to be voluntary members and stockholders of an FHLB.

  The Company is unable to predict whether H.R. 10 or any other such legislation will be enacted, what the provisions of any such final legislation may be, or the extent to which the legislation would restrict, disrupt or otherwise have a material effect on its operations.

 FEDERAL HOME LOAN BANK SYSTEM

  The Bank is a member of the Federal Home Loan Bank System consisting of 12 regional Federal Home Loan Banks, which each provide a central credit facility, primarily for member institutions. The Bank, as a member of the FHLB, is required to acquire and hold shares of capital stock in the FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 5% of its advances (borrowings) from the FHLB, whichever is greater. The Bank was in compliance with this requirement with an investment in FHLB stock at September 30, 1997 of $6.2 million. FHLB advances must be secured by specified types of collateral and all long-term advances may only be obtained for the purpose of providing funds for residential housing finance.

  The regional Federal Home Loan Banks are required to provided funds for the resolution of insolvent thrifts and contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that these institutions pay to their members and could also result in higher rates of interest on FHLB advances. For the years ended December 31, 1996, 1995 and 1994, dividends from the FHLB to the Bank amounted to approximately $177,000, $170,000 and $84,000, respectively. If dividends were reduced, or interest on future FHLB advances increased, the Bank's income would likely also be reduced. Further, there can be no assurance that the impact of recent or future legislation on the FHLBs will not also cause a decrease in the value of the FHLB stock held by the Bank.

 FEDERAL RESERVE SYSTEM

  Regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") require savings institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $54.0 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $54.0 million, the reserve requirement is $1.6 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $54.0 million. The first $4.2 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a noninterest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. FHLB System members are also authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

 COMMUNITY REINVESTMENT ACT DEVELOPMENTS

  The Bank is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act ("CRA") activities. The CRA generally requires the federal banking agencies to evaluate the record of financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods. In addition to substantial penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and CRA into account when regulating and supervising other activities. On May 4, 1995, the federal bank regulatory agencies, including the OTS, issued final regulations which changed the manner in which they measure an institution's compliance with its CRA obligations. The final regulations adopt a performance-based evaluation system which bases CRA ratings on an institution's actual lending, service and investment performance rather than the extent to which the institution conducts needs assessments, documents community outreach or complies with other procedural requirements.

  In addition, under the final regulations, an institution's size and business strategy will determine the type of CRA examination that it will receive. Large, retail-oriented institutions will be examined using a performance-based lending, investment and service test. Small institutions will be examined using a streamlined approach. Wholesale and limited purpose institutions will be examined under a community development test. All institutions have the option of being evaluated under a strategic plan formulated with community input and pre-approved by the applicable bank regulatory agency.

DESCRIPTION OF THE COMPANY CAPITAL STOCK

 GENERAL

  The Certificate of Incorporation of the Company authorizes the issuance of 9,000,000 shares of capital stock consisting of 8,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, $0.01 par value per share (the "Company Preferred Stock"). Prior to consummation of the Reorganization, there will be 10,000 shares of Company Common Stock, $0.01 par value per share, issued and outstanding, all of which will be owned by the Bank. After the Reorganization is consummated, shares of Company Common Stock held by the Bank will be cancelled. Company Common Stock, like Bank Common Stock, will represent nonwithdrawable capital, will not be of an insurable type and will not be insured by the FDIC.

  In the future, the authorized and unissued and unreserved shares of Company Common Stock and the authorized and unissued shares of Company Preferred Stock will be available for general corporate purposes, including but not limited to, possible issuance as stock dividends or stock splits, in future mergers or acquisitions, pursuant to stock compensation plans of the Company or in future private placements or public offerings. The Company has no present plans for the issuance of additional authorized shares of its capital stock, other than pursuant to the Stock Option Plan. Except as otherwise may be required to approve a merger or other transaction in which additional authorized shares of Company Common Stock or authorized shares of Company Preferred Stock would be issued, no shareholder approval will be required for the issuance of such shares.

 COMMON STOCK

  Until such time as voting preferred stock is issued, if ever, the holders of shares of Company Common Stock will possess all rights, including exclusive voting rights, pertaining to the capital stock of the Company. Each share of Company Common Stock will entitle the holder thereof to one vote on all matters upon which shareholders have the right to vote. Shareholders of the Company will be entitled to cumulate their votes for the election of directors. The holders of Company Common Stock will be entitled to dividends when, as and if declared by the Company's Board of Directors, out of funds legally available therefor.

  Holders of shares of Company Common Stock will not be entitled to preemptive rights with respect to any shares of Company Common Stock or Company Preferred Stock which may be issued. Company Common Stock will not be subject to call or redemption and, upon receipt by the Company of the full purchase price therefor, each share of Company Common Stock will be fully paid and nonassessable.

  In the unlikely event of liquidation or dissolution of the Company, the holders of Company Common Stock will be entitled to receive, after payment or provision for payment of all debts and liabilities of the Company, all assets of the Company available for distribution, in cash or in kind. If Company Preferred Stock should be issued, the holders thereof may have a priority over the holders of Company Common Stock in the event of a liquidation or dissolution.

 PREFERRED STOCK

  No Company Preferred Stock is being issued in connection with the Reorganization. The Board of Directors of the Company is authorized to issue Company Preferred Stock in series and to fix and state voting powers, designations, preferences or other special rights of the shares of each such series of preferred stock and the qualifications, limitations and restrictions thereof. Company Preferred Stock may rank prior to Company Common Stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights, and may be convertible into Company Common Stock. The holders of any class or series of Company Preferred Stock also may have the right to vote separately as a class or series under the terms of the class or series as hereafter fixed by the Board of Directors of the Company or as otherwise required under Delaware law.

COMPARISON OF SHAREHOLDERS' RIGHTS

 GENERAL

  As a result of the Reorganization, holders of Bank Common Stock will become shareholders of the Company, a Delaware corporation. There are certain differences in shareholder rights arising from distinctions between the Bank's federal Charter and Bylaws and the Company's Delaware Certificate of Incorporation and Bylaws, and from distinctions between OTS regulations relating to rights of shareholders and Delaware law.

  The discussion herein is not intended to be a complete statement of the differences affecting the rights of shareholders, but rather summarizes the more significant differences and certain important similarities. The discussion herein is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws of the Company, which are attached hereto as Exhibits B and C, respectively.

 AUTHORIZED CAPITAL STOCK

  The Bank's authorized capital stock consists of 8,000,000 shares of Bank Common Stock, $1.00 stated value per share, and 1,000,000 shares of preferred stock, with such par or stated value as may be determined by the Board of Directors of the Bank. The Certificate of Incorporation of the Company provides for the issuance of 8,000,000 shares of Company Common Stock, $0.01 par value per share, and 1,000,000 shares of Company Preferred Stock, $0.01 par value per share.

 PAYMENT OF DIVIDENDS

  The ability of the Bank to pay dividends on its capital stock is restricted by OTS regulations and by tax considerations relating to savings institutions. The Company will not be subject to these restrictions on its ability to pay dividends and will be limited only by certain restrictions imposed by Delaware law. Under Delaware law, a Delaware corporation is generally authorized to pay dividends out of its surplus, which is defined to mean its net assets less its capital and, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. However, after the Reorganization, the Company's principal source of revenue will initially consist of dividends, if any, from the Bank, and the existing restrictions on the Bank's ability to pay dividends will continue in effect. Moreover, current OTS regulations will require the Bank to provide the OTS thirty (30) days' advance notice of any proposed declaration of a dividend to the Company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the Company.

  To the extent that dividends by the Bank to the Company exceed the Bank's accumulated earnings and profits as computed for federal income tax purposes, such distributions may be treated for tax purposes as being made out of the Bank's bad debt reserve and thereby give rise to taxable income. This result also applies with respect to dividends by the Bank to its existing shareholders. The Bank does not have any intention to pay dividends to its existing shareholders or to the Company after consummation of the Reorganization in amounts that would involve recapture of its bad debt reserves.

 BOARD OF DIRECTORS

  The Bank's Bylaws and the Company's Certificate of Incorporation and Bylaws require the Board of Directors to be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually. Pursuant to the Bank's Bylaws, Bank shareholders are currently permitted to cumulate their votes in an election of directors. The Company's Bylaws also provide for cumulative voting in the election of directors.

  Under the Bank's Bylaws, vacancies occurring in its Board of Directors, including newly created directorships resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, until the election of directors at the next meeting of shareholders. Under the Company's Bylaws, vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal from office may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, or by the sole remaining director or by the shareholders at the next election of directors if the directors fail to act. Vacancies resulting from newly created directorships must be filled by the affirmative vote of a majority of the directors then in office. Pursuant to the Company's Bylaws, directors elected to fill vacancies on the board are elected for a term which expires at the annual meeting of shareholders at which the term of the class to which such director has been elected expires.

  Pursuant to OTS regulations, a director of the Bank may be removed only for cause by the affirmative vote, taken at a meeting of shareholders called expressly for that purpose, of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one director of the Bank may be removed if the votes cast against removal would be sufficient to elect a director of the Bank if then cumulatively voted at an election of the class of directors of which such director is a part. Under OTS regulations, removal of a director of the Bank for cause may include removal for reasons of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Under the Company's Bylaws, cause for removal exists only if a director has been convicted of a felony by a court of competent jurisdiction or has been adjudged by such court to be liable for gross negligence or misconduct in the performance of such director's duty to the Company, and such adjudication is no longer subject to direct appeal. The Company's Bylaws and Certificate of Incorporation provide that a director may be removed from office only for cause by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote at an election of directors.

 INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under current OTS regulations, the Bank is required to indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving any such person's activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determines that the person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Bank or its shareholders. The Bank is also permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that the person may ultimately be entitled to indemnification. Before making any indemnification payment, the Bank is required to notify the District Director of the OTS of its intention and such payment cannot be made if the District Director objects thereto.

  The Bank currently has an indemnification agreement (the "Indemnification Agreement" or the "Indemnification Agreements") with each of its directors and certain executive officers, which provides that the Bank will indemnify the indemnified party (the "Indemnitee") against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (where the settlement is approved in advance by the Bank) actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Bank or any subsidiary or by reason of the fact that the Indemnitee is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Indemnitee is only entitled to such indemnification if a majority of disinterested directors of the Bank determines that the Indemnitee was acting in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Bank and, in the case of any criminal proceeding, with no reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreements require the Bank to indemnity the Indemnitee to the fullest extent permitted by applicable law.

  Notwithstanding anything to the contrary contained therein, the Indemnification Agreements provide that the Bank will not be required to indemnify an Indemnitee: (i) where the Indemnitee has been adjudged liable to the Bank for breach of duty to the Bank and its shareholders, unless the court in which the action is pending determines that the Indemnitee is fairly and reasonably entitled to indemnification; (ii) for any acts or omissions or transactions from which a director may not be relieved of liability under the federal Charter of the Bank; (iii) with respect to a proceeding initiated by the Indemnitee, and not by way of defense, unless brought to establish or enforce a right to indemnification under the Indemnification Agreement or under applicable law; (iv) with respect to a proceeding initiated by the Indemnitee to enforce or interpret the Indemnification Agreement if a court of competent jurisdiction determines that the material assertions made by the Indemnitee in such proceeding were not made in good faith or were frivolous;
(v) for expenses or liabilities which have been paid to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Bank; or (vi) for disgorgement of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act. In connection with the Reorganization, the Company intends to enter into a similar indemnification agreement with each of its directors and executive officers.

  The Company's Bylaws provide that each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), or was a director or officer of a foreign or domestic corporation which was a predecessor of the Company or of another enterprise at the request of such predecessor corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. This indemnification continues as to a person who has ceased to be a director or officer and inures to the benefit of his or her heirs, executors and administrators. The Company is required to indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company. The right to indemnification conferred in the Company's Bylaws is a contract right and includes the right to be paid by the Company expenses incurred in defending any such proceeding in advance of its final disposition provided the Company has received an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Bylaws or otherwise. Pursuant to its Bylaws, the Company may provide, by action of the Board of Directors, indemnification to its employees and agents to the same extent that it indemnifies directors and officers. The Company's Bylaws create a right to indemnification for each indemnifiable party whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of the Bylaws (or the adoption of the comparable provisions of the Bank's Bylaws).

  The rights of indemnification provided in the Company's Bylaws are not exclusive of any other rights which may be available under Delaware law, any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise. In addition, the Company's Bylaws authorize the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, whether or not the Company would have the power to provide indemnification to such person under Delaware law. The Bank currently maintains a standard policy of directors' and officers' liability insurance. The indemnification provisions of the Company's Bylaws may, in some instances, cover acts of directors and officers that may not be covered by insurance.

  The indemnification provisions of the Company's Bylaws may reduce the likelihood of shareholder derivative litigation against directors and may deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, including a suit relating to an attempt to change control of the Company, even though such an action, if successful, might otherwise have benefited the Company and its shareholders. Because the indemnification provisions reduce the financial risk of serving as a director of the Company, the Board of Directors may be deemed to have a personal interest in including these provisions in the Bylaws, at the potential expense of the shareholders.

  Notwithstanding the above, these provisions have been included in the Company's Bylaws in recognition of the need to provide such protection to directors and officers of the Company so as to attract and retain the best personnel available. Although in the past the Bank has been able to recruit and retain qualified individuals to serve in these capacities, the Board of Directors of the Company recognizes the complexities and pressures placed on directors of publicly held corporations, and especially companies involved in the complex and rapidly-changing financial services industry. Therefore, the Board of Directors of the Company believes that the time, efforts and talents of officers and directors of the Company should be directed to managing the Company's business, rather than being forced to act defensively out of concern over the potential for costly personal litigation.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the Company's Bylaws or any indemnification agreements that may be entered into with the Company's directors and officers, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  At the present time, other than where the Bank and its directors, officers, employees or agents have been named as defendants in legal actions arising in the ordinary course of business, none of which, in the opinion of the Bank's management, is material, the Bank and the Company are not aware of any pending or threatened litigation against the Bank or the Company for which indemnification may be sought, and there has been no recent litigation involving directors, officers, employees or agents of the Bank that would have been affected by any of the indemnity provisions discussed above.

 LIMITATION OF DIRECTOR LIABILITY

  The Company's Certificate of Incorporation provides for the elimination, except in certain limited circumstances, of the liability of the Company's directors for monetary damages for breach of fiduciary duty to the Company and its shareholders. Under the Company's Certificate of Incorporation, a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends or unlawful stock purchase or redemption; or
(iv) for any transaction from which the director derived an improper personal benefit. OTS regulations do not permit federally chartered savings banks to adopt charter provisions which limit in any respect the monetary liability of directors, thus the Bank's Charter contains no such provisions.

 SPECIAL MEETINGS OF SHAREHOLDERS

  Pursuant to the Bank's Bylaws, special meetings of shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or a majority of the Board of Directors and shall be called by the Chairman of the Board, the President, or the Secretary upon the written request of the holders of not less than one-tenth of the outstanding capital stock of the Bank entitled to vote at such meeting. Under the Company's Certificate of Incorporation and Bylaws, a special meeting of shareholders may be called at any time, and for any purpose, by a majority of the Board of Directors, the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary, but may not be called by any other person or persons.

 SHAREHOLDER ACTION WITHOUT A MEETING

  The Bylaws of the Bank provide that shareholders may take action without a meeting by unanimous written consent. The Certificate of Incorporation and Bylaws of the Company provide that any action required or permitted to be taken at any annual or special meeting of shareholders must be taken at a meeting unless the action requiring or permitting shareholder approval is authorized by a majority of the Board of Directors, in which case such action may be approved by the written consent of shareholders having not less than the minimum voting power that would be necessary to take such action at a meeting.

 SHAREHOLDER NOMINATIONS AND PROPOSALS

  The Bank's Bylaws provide that shareholder nominations for director and proposals of new business must be stated in writing and filed with the Secretary of the Bank not less than five (5) days prior to the annual meeting of shareholders. The Company's Bylaws provide that shareholder proposals of new business must be stated in writing and filed with the Secretary of the Company not less than 120 calendar days in advance of the date of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, except that, if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder will be timely filed if filed no later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed. The Company's Bylaws further provide that shareholder nominations for director must be filed with the Secretary not less than twenty (20) days prior to the meeting; provided, however, that in the event that less than thirty
(30) days' notice of the date of the meeting is given to shareholders, then shareholder nominations must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed.

  The Company's Bylaws require that a shareholder's notice contain certain information in order to be considered. The Company's Bylaws require that a shareholder's notice relating to a proposal of new business set forth: (i) a brief description of the proposal; (ii) the name and address of the shareholder making the proposal; (iii) the class and number of shares of the Company which are owned of record by such shareholder; and (iv) a description of any material interest of such shareholder in the proposal. A notice relating to a shareholder's nomination for director must set forth: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) such person's written consent to serve as a director, if elected; (iv) the name and address of the nominating shareholder; and (v) the class and number of shares of the Company which are owned of record by such shareholder.

  The procedures set forth in the Company's Bylaws regarding shareholder proposals and nominations will provide the Company's Board of Directors with the information necessary to adequately and fairly evaluate such proposals, as well as providing the Board the time necessary to consider and evaluate such information in advance of the applicable meeting. The proposed procedures may also make it easier for the incumbent directors to defeat a shareholder proposal or nomination, even when certain shareholders view such proposal or nomination as in the best interests of the Company or the shareholders. Furthermore, the Company may determine, pursuant to its Bylaws, that a properly noticed shareholder proposal is ineligible for presentation at a meeting of shareholders if the proposal, among other things: (i) would require the Company to take an action in violation of law or that would result in a breach of contract; (ii) relates to the conduct of the ordinary business of the Company; (iii) is substantially duplicative of, or counter to, another proposal that is to be considered at the meeting; or (iv) relates to an action designed to result in a benefit to the proposing shareholder not shared with shareholders of the Company at large.

 BUSINESS COMBINATIONS

  The Company has elected to be governed by (S)203 of the Delaware General Corporation Law, which provides that a Delaware corporation, such as the Company, is prohibited from engaging in certain transactions, including certain mergers and consolidations, sales of assets and issuances of stock (a "Business Combination") with a shareholder who has acquired fifteen percent (15%) or more of the issued and outstanding stock of the corporation (an "Interested Shareholder") for three (3) years from the time that such shareholder became an Interested Shareholder. Section 203 is intended, in part, to provide Delaware corporations electing to be governed by its provisions with some protection from a hostile takeover. The prohibitions of (S) 203 do not apply if: (i) the board of directors of the corporation approved the transaction which resulted in the Interested Shareholder becoming an Interested Shareholder, or approved the proposed Business Combination prior to the time that such shareholder became an Interested Shareholder; (ii) upon consummation of the transaction that resulted in such shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the corporation's issued and outstanding stock (excluding shares held by directors who are also officers and certain shares held under employee stock plans); or (ii) the Business Combination is approved by the corporation's board of directors and two-thirds of the shares of issued and outstanding stock of the corporation (excluding shares held by the Interested Shareholder).

  The anti-takeover provisions contained in (S)203 of the Delaware General Corporation Law and described above could have the effect of discouraging an acquisition of the Company, and could, accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of Company Common Stock. These provisions also may have the effect of discouraging a future takeover attempt in which shareholders might receive a premium for their shares over then current market prices. As a result, shareholders who may desire to participate in such a transaction may not have an opportunity to do so. At the present time, the Board of Directors of the Company and the Bank are not aware of any effort that might be made to acquire control of the Bank or the Company.

  The Bank's Articles of Incorporation do not currently contain any provisions similar to those provided for in (S) 203 of the Delaware General Corporation Law.

 AMENDMENT OF THE CHARTER, CERTIFICATE OF INCORPORATION AND BYLAWS

  Generally, amendments to the Bank's Charter are first proposed by the Board of Directors, then preliminarily approved by the OTS and thereafter approved by the holders of a majority of the outstanding shares. Amendments to the Company's Certificate of Incorporation or Bylaws will not require OTS approval. Amendments to the Company's Certificate of Incorporation must be approved by the Board of Directors and by the holders of a majority of the outstanding shares entitled to vote, unless the amendment pertains to Articles Sixth or Seventh (Directors and Authority of the Board), Eighth (Amendment of Bylaws), Ninth (Term of Directors), Twelfth (Shareholder Action Without a Meeting) or Fifteenth (Amendments), in which case the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote is required for approval of the amendment.

  The Bylaws of the Bank may be amended by a two-thirds vote of the Board of Directors or by a majority vote of the outstanding shares. The Bylaws of the Company may be amended by a majority of the Board of Directors or by the affirmative vote of a majority of the outstanding shares of stock of the Company entitled to vote thereon.

                      SECURITIES OWNERSHIP OF MANAGEMENT

  The following table sets forth as of October 10, 1997 the beneficial ownership of Bank Common Stock by each director and executive officer and by all directors and executive officers of the Bank as a group. Except as noted, all such shares are beneficially owned solely by such individual or jointly with such individual's spouse.

NAME OF BENEFICIAL OWNER         AMOUNT BENEFICIALLY OWNED PERCENT OF CLASS(1)
------------------------         ------------------------- -------------------
Richard J. Cross................           15,000(2)(3)              *
Woodrow W. DeWitt...............           47,220(2)               2.1%
William G. Dyess................           16,000(2)(4)              *
Anthony L. Frey.................           14,750(5)                 *
Ellen B. Geiger.................           17,317(6)                 *
Ben Karmelich...................            5,302(2)                 *
Richard O. Oxford...............           14,525(2)                 *
George Piercy...................           45,720(2)               2.0%
Stephen N. Rippe................           44,167(7)               1.9%
Shirley E. Simmons..............            8,508(2)                 *
Garry P. Warren.................           19,800(8)                 *
All directors and executive
 officers as a group (11
 persons).......................          248,309(9)              10.3%

--------
*  Less than 1%.
(1) Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group).
(2) Includes 5,000 shares which may be acquired within 60 days upon exercise of outstanding options.
(3) Does not include 3,000 shares owned by Mr. Cross's wife as to which Mr. Cross disclaims beneficial ownership.
(4) Does not include 1,600 shares owned by Mr. Dyess's wife as to which Mr. Dyess disclaims beneficial ownership.
(5) Includes 12,000 shares which may be acquired within 60 days upon exercise of outstanding options.
(6) Includes 12,650 shares which may be acquired within 60 days upon exercise of outstanding options.
(7) Includes 29,000 shares which may be acquired within 60 days upon exercise of outstanding options.
(8) Includes 15,550 shares which may be acquired within 60 days upon exercise of outstanding options.
(9) Includes a total of 104,200 shares which may be acquired within 60 days upon exercise of outstanding options.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  Management knows of no person who, as of October 10, 1997, beneficially owned in excess of five percent (5%) of the outstanding Bank Common Stock, except for the shareholders identified in the following table:

NAME OF BENEFICIAL OWNER            AMOUNT BENEFICIALLY OWNED PERCENT OF CLASS
------------------------            ------------------------- ----------------
Wellington Management Company,
 LLP(1)............................          321,433                14.0%
 75 State Street
 Boston, Massachusetts 02109
John Hancock Advisors, Inc.(2).....          194,667                 8.5%
 101 Huntington Avenue
 Boston, Massachusetts 02199
Tidal Insurance Limited(3).........          145,833                 6.3%
 11901 Olive Boulevard
 St. Louis, Missouri 63141
Deltec International S.A.(4).......         575,034 1/4             25.0%
 c/o Deltec Asset Management Corpo-
  ration
 535 Madison Avenue
 New York, New York 10022

--------
(1) Based on a Schedule 13G filed by Wellington Management Company, LLP on February 14, 1997.
(2) Based on a Schedule 13G filed by John Hancock Advisors, Inc. on February 13, 1997.
(3) Based on a Schedule 13D field by Tidal Insurance Limited on November 27, 1996. Tidal Insurance Limited is an affiliate of First Banks, Inc., a registered bank holding company. The voting stock of First Banks, Inc. is owned by various trusts which were created by and are administered for the benefit of Mr. James F. Dierberg and members of his immediate family. Accordingly, Mr. Dierberg controls management and the policies of First Banks, Inc. and the election of its directors.
(4) Based on a Schedule 13D filed by Deltec International S.A. on July 7,
    1997.

CHANGE IN CONTROL

  On June 27, 1997, Deltec International S.A. ("Deltec") acquired 481,834 1/4 shares of Bank Common Stock, of which 53,000 shares were purchased from discretionary brokerage or investment advisory clients of Deltec and 428,834 1/4 shares were purchased in the open market. Deltec used general corporate funds in the amount of $14,108,239.87 to purchase said shares. Prior to June 27, 1997, Deltec was the holder of 93,200 shares of Bank Common Stock. As a result of its acquisition of additional shares on June 27, Deltec is now holder of twenty five percent (25%) of the Bank Common Stock issued and outstanding.

                            EXECUTIVE COMPENSATION

  Set forth below is certain information concerning the compensation paid during 1996 by the Bank to Stephen N. Rippe, who will serve as President and Chief Executive Officer of the Company, and Anthony L. Frey, who will serve as Executive Vice President, Chief Financial Officer and Secretary of the Company.

   NAME AND PRINCIPAL                                  LONG-TERM    ALL OTHER
     POSITIONS                ANNUAL COMPENSATION     COMPENSATION COMPENSATION
   ------------------        ------------------------ ------------ ------------
                             YEAR  SALARY      BONUS   OPTIONS(1)
                             ---- --------    ------- ------------
Stephen N. Rippe............ 1996 $181,539    $50,000    10,000       $7,748(2)
 President and               1995  170,000     50,000    20,000        3,531(3)
 Chief Executive Officer     1994  165,664        --     10,000          --
Anthony L. Frey............. 1996 $ 88,805(4)     --     20,000       $2,657(5)
 Executive Vice President,
 Chief
 Financial Officer and
 Secretary

--------
(1) Consists of the number of shares of stock underlying stock options granted during the periods indicated plus, for Mr. Rippe, the number of stock options repriced during 1995.
(2) Consists of a $1,369 imputed life insurance payment, $1,879 in personal use of a Bank automobile and a $4,500 contribution to the Highland Federal Bank Profit Sharing Plan, which was amended and restated into the 401(k) Profit Sharing Plan effective January 1, 1995. See "401(k) Profit Sharing Plan and Trust" below.
(3) Consists of the amount of contributions to the 401(k) Plan.
(4) Mr. Frey was first employed by the Bank in May 1996. Mr. Frey's annual salary at December 31, 1996 was $130,000 per year.
(5) Consists of a $298 imputed life insurance payment and $2,359 in personal use of a Bank automobile.

OPTION GRANTS DURING FISCAL YEAR ENDED DECEMBER 31, 1996

  The following table sets forth certain information concerning options granted by the Bank during 1996 to each person who will serve as an executive officer of the Company following the Reorganization.

                                                                       POTENTIAL REALIZABLE VALUE
                                                                       AT ASSUMED ANNUAL RATES OF
                                                                      STOCK PRICE APPRECIATION FOR
                                       INDIVIDUAL GRANT                        OPTION TERM
                         -------------------------------------------- -----------------------------
                         NUMBER OF   PERCENT OF
                         SHARES OF  TOTAL OPTIONS
                           STOCK     GRANTED TO
                         UNDERLYING EMPLOYEES IN  EXERCISE EXPIRATION
  NAME                    OPTIONS    FISCAL YEAR   PRICE      DATE          5%            10%
  ----                   ---------- ------------- -------- ---------- -------------- --------------
Stephen N. Rippe........   10,000       21.7%      $16.38   06/13/06  $      102,900 $      260,900
Anthony L. Frey.........   20,000       43.5%       16.38   06/13/06         205,800        521,800

  The following table sets forth the number and value of options to purchase Bank Common Stock held at December 31, 1996, by each person who will serve as an executive officer of the Company following the Reorganization. No stock options granted to such persons were exercised during 1996.

                      FISCAL YEAR-END OPTION VALUE TABLE

                                                        VALUE OF UNEXERCISED
                            NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS
                             OPTIONS AT YEAR-END           AT YEAR-END(1)
                         --------------------------- ---------------------------
  NAME                   EXERCISABLE / UNEXERCISABLE EXERCISABLE / UNEXERCISABLE
  ----                   --------------------------- ---------------------------
Stephen N. Rippe........       12,000 / 18,000           $ 54,000 / $22,250
Anthony L. Frey.........        5,000 / 15,000                3,125 / 9,375

--------
(1) The fair market value of the Bank's common stock at the close of trading on December 31, 1996 was $17.00 per share.

401(K) PROFIT SHARING PLAN AND TRUST

  The Bank previously maintained the Highland Federal Bank Profit Sharing Plan (the "Profit Sharing Plan") for the benefit of its eligible employees and their beneficiaries, originally effective January 1, 1982. Effective January 1, 1995, the Bank's Board of Directors approved the amendment and restatement of the Profit Sharing Plan into the 401(k) Profit Sharing Plan (the "401(k) Plan"). The 401(k) Plan is a profit sharing plan with a 401(k) feature. The purpose of the 401(k) Plan is to encourage participants to adopt a regular savings program to defer part of their pretax compensation to provide additional security for their retirement. The Bank, through its Board of Directors, appoints one or more administrators to administer the 401(k) Plan. The Internal Revenue Service has determined that the 401(k) Plan is a qualified plan within the meaning of Section 401(a) of the Code.

  All employees of the Bank who are at least 21 years of age and who have completed at least one (1) year of service with the Bank are eligible to participate in the 401(k) Plan. Under the terms of the 401(k) Plan, participants can contribute to the 401(k) Plan by way of payroll deductions, from 2% up to 15% of their pretax compensation annually, subject to certain legal limitations. The 401(k) Plan provides that the Board of Directors will determine on an annual basis whether to make a discretionary matching contribution and/or discretionary employer contribution on behalf of eligible participants. Any matching contributions made to the 401(k) Plan will be allocated among the accounts of all eligible participants based on the amount of each participant's contribution to the 401(k) Plan and compensation for the period for which the matching contribution is made. During 1996, the Bank contributed $69,000 to the 401(k) Plan.

  Current tax law limits the amount of deductible contributions to 15% of the total amount of compensation paid during the plan year to 401(k) Plan participants, which limit applies to 401(k) contributions by 401(k) Plan participants, matching contributions by the Bank and any discretionary employer contributions and forfeitures allocated to the accounts of participants under the 401(k) Plan. A participant is always 100% vested in his or her own 401(k) contribution, but only becomes 100% vested in discretionary matching contributions and employer contributions upon attainment of the normal retirement age of 65 or upon a participant's total and permanent disability while employed by the Bank, the death of a participant or the termination or complete discontinuance of contributions to the 401(k) Plan by the Bank. If a participant terminates employment with the Bank for any other reason, then the interest he or she has in discretionary matching contributions and employer contributions will depend on the participant's years of service with the Bank. A participant vests 20% for each year of service, beginning on his or her date of hire.

1994 STOCK OPTION AND PERFORMANCE SHARE AWARD PLAN

 Stock Options for Key Employees

  The Bank's 1994 Stock Option and Performance Share Award Plan, which is administered by the Personnel/Compensation Committee of the Board of Directors (the "Committee"), provides for (i) the grant of stock options ("Options") and performance share awards ("Awards") to such key employees as are designated by the Committee, and (ii) the automatic grant of stock options to non-employee directors ("Directors' Options"). The Stock Option Plan provides for the grant of Options that qualify as "incentive stock options" ("ISOs") under the Code and Options that do not so qualify, which are referred to as "nonqualified stock options" ("NQSOs").

  The aggregate number of shares of Bank Common Stock available for issuance pursuant to the exercise of Options or the grant of Awards is currently 300,000, subject to such adjustment as may be necessary to reflect changes in the number or kind of shares of stock or other securities of the Bank. The purchase price of the shares issued pursuant to each Option must be paid in cash, or if the Committee so determines and if at the time the Bank's Charter and the rules of the OTS so provide, (i) by surrender of Bank Common Stock held by the employee or a combination of cash and shares, or (ii) by a promissory note or a combination of cash and a promissory note. Each Option is exercisable on such date or dates and during such periods as is determined by the Committee at the time of grant, provided that no ISO will be exercisable after the expiration of 10 years after the grant date.

  Upon termination of employment with the Bank, an employee optionee (or such employee's personal representative) will have a limited period of time within which to exercise Options held on the date of termination, after which time such Options will expire. If employment terminates by reason of death, all Options held by the participant on the date of death will become immediately vested and exercisable. If employment terminates for any other reason, all Options not vested will be forfeited by the employee unless the Committee otherwise decides. If termination of employment is by reason of death or permanent and total disability, all exercisable Options must be exercised within 12 months after termination, after which time they will expire. If termination is by reason of disability that is not permanent and total, any outstanding and exercisable NQSOs must be exercised within 12 months after termination, and outstanding and exercisable ISOs must be exercised within three months after termination. If termination is by reason other than death or disability, such period will end three months after termination for all exercisable Options. In all cases, however, such period will end no later that the fixed expiration date of outstanding Options.

  In the event that the Bank enters into an agreement to dispose of all or substantially all of its assets or if the Bank's stockholders dispose or agree to become obligated to dispose of 50% or more of the outstanding shares of Bank Common Stock (an "Acceleration Event"), then each outstanding Option will be exercisable during the 30 days immediately preceding such Acceleration Event; provided, however, that no Acceleration Event will be deemed to occur in the event that (i) the terms of the agreements pursuant to which such transaction is occurring require as a condition to the consummation thereof that each Option will either be assumed by a successor corporation or be replaced with a comparable option to purchase shares of capital stock of a successor corporation, and (ii) the transaction is approved by a majority of the directors who have been in office for more than 12 months prior to the scheduled consummation of the transaction. Upon consummation of the Acceleration Event, all outstanding Options, whether or not so accelerated, will terminate and cease to be exercisable, unless assumed by the successor corporation.

 Stock Options for Non-Employee Directors

  Messrs. Karmelich, DeWitt, Oxford, Cross, Dyess and Piercy and Ms. Simmons are the current non-employee Directors of the Bank ("Non-Employee Directors"). Each Director who was a Non-Employee Director as of April 27, 1994 was granted Directors' Options under the Stock Option Plan (all NQSOs) to purchase 2,500 shares of Common Stock at a price of $16.00 per share. On the day following Mr. Karmelich's retirement as an employee of the Bank (April 28, 1994), Mr. Karmelich also received Directors' Options to purchase 2,500 shares at $16.00 per share. Each person who is newly elected to the Board of Directors after the adoption of the Stock Option Plan and who is not an employee of the Bank at the time of such election will also receive Directors' Options to purchase 2,500 shares at a price equal to the fair market value of the Common Stock on the date of such election, subject to the maximum amount of aggregate options issuable to all participants under the Stock Option Plan. On March 31 of each year commencing on March 31, 1997, each Non-Employee Director who has not received Directors' Options during the preceding three years will be granted additional Directors' Options to purchase 2,500 shares at a price equal to the fair market value of the Common Stock on that date, subject also to the maximum amount of aggregate options issuable under the Stock Option Plan. In the event that insufficient shares are available for issuance, the number of options issued will be reduced proportionately.

  Each Directors' Option has a term of five years from the date granted, is not exercisable within six months after the date of grant and is exercisable only if, on the date of exercise, such director has been a Non-Employee Director for at least three years. However, in the event of the termination of a Non-Employee Director by reason of death, if such individual has not yet fulfilled this three-year service requirement on the date of death, all Directors' Options granted to such Non-Employee Director will nevertheless become immediately exercisable and remain exercisable until the first anniversary of the date of death. Each Directors' Option is exercisable in the manner applicable to Options granted to key employees, and unvested Directors' Options will become exercisable upon the occurrence of an Acceleration Event.

 Performance Share Awards

  The Committee has the discretion to award to such key employees as it may designate the right to receive shares of Bank Common Stock ("Performance Shares") in an amount and upon such terms and conditions to be determined by the Committee, which shares will not to be issued unless and until the Bank meets certain performance criteria to be established by the Committee at or prior to the grant of each such Award.

  Each Award is required to be confirmed by a written agreement executed by the Bank and the key employee. If, or to the extent that, applicable performance criteria have been satisfied, certificates evidencing the Performance Shares will be delivered to the employee. Subject to such exceptions as may be determined by the Committee either at the time of the Award or at any time thereafter, if an employee's continuous employment with the Bank or any of its affiliates terminates for any reason, all outstanding Awards to such employee will be forfeited. If an Acceleration Event occurs during the term of an Award, all Performance Shares subject to such Award will be issued, unless (i) the terms of the agreements pursuant to which such transaction is occurring require as a condition to its consummation that each Award will either be assumed by a successor corporation or be replaced with a comparable award of shares of capital stock of the successor corporation, and
(ii) the transaction is approved by a majority of the directors who have been in office for more than 12 months prior to the scheduled consummation of the transaction.

 Other Provisions

  The Stock Option Plan and all grants of Options and Awards under the Stock Option Plan are subject to such rules, regulations, orders and policies (collectively, "Directives") of the OTS as may be promulgated from time to time. In the event that the Committee or the Board of Directors determines that a Directive requires that the terms of any outstanding Option or Award be modified, the Committee or the Board of Directors has the right to modify the terms of any outstanding Option or Award without the consent of the affected participants and irrespective of whether such modification is consistent with the terms of the Stock Option Plan or adverse to such participants.

  The Stock Option Plan may be amended from time to time by the Board of Directors in accordance with the requirements set forth in the Stock Option Plan and subject to the limitations imposed by law. However, the Stock Option Plan may not be amended to increase the aggregate number of shares of Bank Common Stock issuable pursuant to the Stock Option Plan or increase in any material manner the benefits to Non-Employee Directors without the approval of the holders of a majority of the issued and outstanding shares of Bank Common Stock. The Board of Directors may at any time terminate the Stock Option Plan, but such termination will not adversely affect any rights or obligations with respect to any Options or Awards previously granted under the Stock Option Plan.

 Federal Income Tax Consequences

  The rules governing the tax treatment of options and stock acquired upon the exercise of options are quite technical. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

  ISOs granted pursuant to the Stock Option Plan are intended to qualify as ISOs within the meaning of Section 422A of the Code. If the Participant makes no disposition of the shares acquired pursuant to exercise of an ISO within one year after the transfer of shares to such Participant and within two years from grant of the option, such Participant will realize no taxable income as a result of the grant or exercise of such option; any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Bank will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such ISOs or the transfer of shares upon their exercise. Under current law, long-term capital gain is generally subject to the same rate of tax as ordinary income.

  If shares subject to ISOs are disposed of prior to the expiration of the above time periods, the Participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Bank for federal income tax purposes in the same year, provided that the Bank satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

  A Participant who acquires shares by exercise of a NQSO generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Unless an election under Section 83(b) of the Code is timely filed, however, a Participant who is subject to suit under Section 16(b) of the Exchange Act with respect to sales of shares acquired upon the exercise of a NQSO recognizes as taxable ordinary income, at the time he is no longer subject to such suit, the difference between the exercise price and the fair market value of the shares at such time. Such amount will ordinarily be deductible by the Bank in the same year, provided that the Bank satisfies certain federal income tax withholding requirements.

 Assumption of the Stock Option Plan

  Upon consummation of the Reorganization, the Stock Option Plan will be assumed by the Company. See "Proposal 1: Formation of the Company--Effect on Employee Benefit Plans."

EXECUTIVE OFFICER CHANGE OF CONTROL AGREEMENTS

  In 1995, the Bank entered into a Change of Control Employment Agreement with Steven N. Rippe, and in May 1996, the Bank entered into a Change of Control Employment Agreement with Anthony L. Frey. Such agreements provide that if a change of control of the Bank (defined to include a merger, consolidation or asset transfer where the Bank is not the surviving entity and the acquisition by a person or group of more than 50% of the outstanding shares of the Bank) occurs during the employment of the individual and the individual's position is subsequently eliminated or materially altered or the individual resigns his employment for good reason (defined to include a reduction in salary levels or benefits, material diminution in title or responsibilities or a job relocation of more than 50 miles), the individual will be entitled to a lump sum payment equal to his salary for a specified period. In the case of Mr. Rippe, such period is two and one-half years, and in the case of Mr. Frey, such period is one and one-half years.

COMPENSATION OF DIRECTORS

  During 1996, each director of the Bank, other than directors who were also employees of the Bank, was paid directors' fees of $1,600 per month through August 1996 and $2,000 per month thereafter. Mr. Cross (Chairman of the Board) receives additional fees of $417 per month as compensation for that position. Ms. Simmons (Chairman of the Audit Committee) receives additional fees of $208 per month as compensation for that position. Pursuant to this arrangement, the Bank paid $213,241 in aggregate compensation to directors during 1996. Each director who has reached the age of 72 and has served as a director for at least 18 years or was a director on August 19, 1985, or who becomes unable to continue to serve as a director for reasons of ill health, may be designated a "director emeritus" by the Board of Directors. Each director emeritus would be entitled to continue to receive a monthly fee equal to the fee he or she received immediately prior to becoming a director emeritus and the continuation of certain benefits. The Bank does not presently have any directors emeritus.

  Prior to July 1992, each of Messrs. DeWitt, Dyess and Piercy had retirement agreements with the Bank that provided for certain retirement benefits in the event of the retirement or death of such director, payable in annual installments over 15 years. Such benefits would have been not less than $6,400 annually in the event of retirement or death occurring after June 19, 1992 and not more than $9,600 annually in the event of retirement or death occurring after June 19, 1996. Effective July 1992, each of such directors elected to receive, commencing in 1992 and in lieu of such retirement benefits, 15 annual payments of $6,400.

  Upon Mr. Karmelich's retirement as President of the Bank on April 27, 1994, Mr. Karmelich became entitled, pursuant to a retirement agreement with the Bank, to annual retirement benefits of $92,040 annually beginning on July 1, 1996 and, beginning on October 1, 1997, an additional $38,040 annually and an additional $8,620 annually beginning on January 2, 1999. Such benefits will be funded by a whole life insurance policy on the life of Mr. Karmelich owned by a trust, of which Mr. Karmelich is a beneficiary. The amount of the premiums paid by the Bank on such policy in 1996 was $80,187.

                           PROPOSALS OF SHAREHOLDERS

  It is presently anticipated that the first Annual Meeting of Shareholders of the Company will be held in April 1998. Shareholders desiring to exercise their rights under the proxy rules of the SEC to submit shareholder proposals are advised that their proposals must be received by the Company no later than December 2, 1997 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Shareholders desiring to submit proposals pursuant to said proxy rules should submit their proposals to the Corporate Secretary, Highland Bancorp, Inc., 601 South Glenoaks Boulevard, Suite 200, Burbank, California 91502.

                             FINANCIAL INFORMATION

  No financial statements have been included in this Proxy Statement/Prospectus. It is the position of the Board of Directors of the Company and the Bank that financial statements would not be material or relevant in order for the shareholders to make an informed judgment to approve the Reorganization Agreement for the reason that the consolidated financial statements of the Company immediately following the Reorganization will be substantially identical to the financial statements of the Bank immediately prior to the Reorganization.

  The Bank's Annual Report on Form 10-K for the year ended December 31, 1996, containing audited financial statements, management's discussion and analysis of such financial statements and the report thereon of the Bank's independent accountants, Grant Thornton LLP, accompanies this Proxy Statement/Prospectus.

  The Bank will provide (without charge) to any shareholder solicited hereby a copy of its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 filed with the Office of Thrift Supervision upon the written or oral request of such shareholder. Requests should be directed to the Bank's Corporate Secretary, Highland Federal Bank, 601 South Glenoaks Boulevard, Suite 200, Burbank, California 91502, (818) 848-4265.

                                 OTHER MATTERS

  Management of the Bank does not know of any other matters to be presented for action by the shareholders at the Special Meeting. If, however, any other matters not now known are properly brought before the meeting, the Proxy Holders will vote the proxies in accordance with the recommendations of the Board of Directors.

November 18, 1997

                                          HIGHLAND FEDERAL BANK

                                                                      Exhibit A

                PLAN OF REORGANIZATION AND AGREEMENT OF MERGER

  This Plan of Reorganization and Agreement of Merger (the "Agreement"), dated
as of the   day of    , 1997, is entered into by and among Highland Federal
Bank, a federally chartered savings bank (the "Bank"), Highland Bancorp, Inc., a Delaware corporation (the "Company"), and Highland Federal Interim Savings Bank, an interim federal savings bank formed pursuant to the rules and regulations of the Office of Thrift Supervision (the "OTS") for the sole purpose of consummating the reorganization provided for herein ("Interim").

                                   RECITALS

  A. WHEREAS, it is the desire of the parties to this Agreement to adopt a plan of reorganization providing for the formation of a holding company for the Bank (the "Reorganization");

  B. WHEREAS, the Board of Directors of the Bank has determined that it is in the best interests of the Bank and its shareholders for the Reorganization to be consummated in accordance with the terms of this Agreement; and

  C. WHEREAS, the Reorganization is to be accomplished through the following steps: (i) the Company, a Delaware corporation, has been organized as a wholly owned subsidiary of the Bank; (ii) Interim has been organized as an interim federal savings bank and a wholly owned subsidiary of the Company; and (iii) on the Effective Date (as defined in Article Seven below), Interim will be merged with and into the Bank (the "Merger"), with the Bank as the resulting institution (the "Resulting Institution"). On the Effective Date, and as a result of the Merger: (i) all of the issued and outstanding shares of common stock of Interim, no par value per share (the "Interim Common Stock") shall be converted, by operation of law, into an equal number of issued and outstanding shares of the common stock of the Bank, $1.00 par value per share (the "Bank Common Stock"); (ii) all of the issued and outstanding shares of Bank Common Stock shall be converted, by operation of law, into an equal number of issued and outstanding shares of the common stock of the Company, $0.01 par value per share (the "Company Common Stock"); and (iii) all of the issued and outstanding Company Common Stock held by the Bank will be cancelled.

  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the adequacy and receipt of which consideration is hereby acknowledged, the parties hereto agree and covenant as follows:

                                  ARTICLE ONE

                        Merger of Interim into the Bank

  1.1 The Merger. Upon the Effective Date (as defined in Article Seven below), Interim shall merge with and into the Bank pursuant to the terms of this Agreement, and the separate existence of Interim shall cease. All assets and property (real, personal and mixed, tangible and intangible, choses in action, rights and credits) then owned by the Bank or Interim or which would inure to either of them, shall immediately by operation of law and without any conveyance, transfer or further action, remain or become the property of the Resulting Institution, which shall have, hold and enjoy such property as did the Bank and Interim immediately prior to the Effective Date. The Resulting Institution shall be deemed to be a continuation of the entity of both the Bank and Interim, and all of the rights and obligations of the Bank and Interim shall remain unimpaired. The Resulting Institution, upon the Effective Date, shall succeed to all those rights and obligations and the duties and liabilities connected therewith.

  1.2 Continued Existence of the Bank. Following the Merger, the existence of the Bank shall continue unaffected and unimpaired by the Merger, and the Bank, as the Resulting Institution, shall possess all the rights, privileges, immunities and powers, and shall remain subject to all the duties and liabilities, of a bank organized under the laws of the United States. The locations of the home and branch offices of the Bank, as the Resulting Institution, shall continue to be as they were immediately prior to the Effective Date, as set forth in Schedule 1 to this Agreement. In addition, the Resulting Institution may operate other offices at such additional locations as may be approved by the OTS. The federal charter and bylaws of the Bank as in effect immediately prior to the Effective Date shall be the charter and bylaws of the Resulting Institution, and shall not be changed in any manner whatsoever by the Merger. The Bank shall continue to operate under its present name "Highland Federal Bank, a Federal Savings Bank."

  1.3 Continued Business of the Bank. From and after the Effective Date, and subject to actions of the Board of Directors of the Bank, the business of the Bank as presently conducted will continue to be conducted by the Resulting Institution. After the Effective Date, the Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Date. All deposit accounts of the Bank shall become, as of the Effective Date, deposits in the Resulting Institution without change in their respective terms, interest rates, maturities, minimum required balances or withdrawal values. After the Effective Date, the Resulting Institution will continue to issue deposit accounts on the same basis as immediately prior to the Effective Date.

  1.4 Directors and Officers of the Company and the Bank. The Merger shall involve no change in the directors of the Bank, whose names are set forth in
Schedule 2 to this Agreement. Those persons who, as of the Effective Date, are directors of the Bank shall also be the directors of the Company. Each such director shall serve for the term which expires at the annual meeting of shareholders in the year set forth opposite his or her respective name on
Schedule 2 hereof and until his or her successor is duly elected and qualified. The Merger shall involve no change in the officers of the Bank. As determined by the Board of Directors of the Company, certain executive officers of the Bank shall also be the officers of the Company.

                                  ARTICLE TWO

                             Conversion of Shares

  2.1 Conversion of Bank Common Stock.

  (i) Conversion. On the Effective Date, each issued and outstanding share of Bank Common Stock shall be converted, by operation of law, into one share of Company Common Stock;

  (ii) The Exchange. On the Effective Date, each holder of an outstanding certificate or certificates which, prior to the Effective Date, represented shares of Bank Common Stock may surrender the same to Chase Mellon Shareholder Services, Inc., exchange agent for the Bank (the "Exchange Agent"), and such shareholder shall be entitled upon surrender of such certificate or certificates to receive, in exchange therefor, a certificate representing the number of shares of Company Common Stock into which the shares of Bank Common Stock represented by the certificate or certificates so surrendered shall have been converted. From and after the Effective Date, until so surrendered, each outstanding certificate which, prior to the Effective Date, represented Bank Common Stock, shall be deemed for all purposes (including the payment of dividends) to evidence ownership of Company Common Stock;

  (iii) Satisfaction of All Rights. The shares of Company Common Stock into which shares of Bank Common Stock shall have been converted in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares of Bank Common Stock; and

  (iv) Sole Rights. On the Effective Date, the holders of certificates formerly representing Bank Common Stock issued and outstanding on the Effective Date shall cease to have any rights with respect to such Bank Common Stock, and their sole rights on and following the Effective Date shall be with respect to the Company Common Stock into which their shares of Bank Common Stock shall have been converted as a result of the Merger.

  2.2 Cancellation of Company Common Stock Owned by the Bank. On the Effective Date, all previously issued and outstanding shares of Company Common Stock, all of which shares shall have been owned by the Bank, shall be cancelled and shall cease to be deemed authorized, issued or outstanding for any purpose.

  2.3 Conversion of Interim Common Stock. On the Effective Date, all of the issued and outstanding shares of Interim Common Stock owned by the Company, as the sole shareholder of Interim immediately prior to the Merger, shall be converted, by operation of law, into an equal number of issued and outstanding shares of Bank Common Stock and shall not be further converted into shares of Company Common Stock, so that from and after the Effective Date, all of the issued and outstanding shares of Bank Common Stock shall be owned and held by the Company.

  2.4 Stock Option Plan and Restricted Stock. On the Effective Date, the Bank's 1994 Stock Option and Performance Share Award Plan (the "Stock Option Plan") shall be assumed by the Company and shall become the Stock Option Plan of the Company. The Stock Option Plan shall be amended to provide for the issuance of shares of Company Common Stock, rather than shares of Bank Common Stock, upon exercise of options or payment of other awards under the plan. The Company shall enter into (i) an amended stock option agreement (collectively, the "Amended Option Agreements") with each holder of an outstanding option under the Stock Option Plan and (ii) an amended performance share award and restricted stock agreement (collectively, the "Amended Restricted Stock Agreements") with each holder of restricted stock awarded pursuant to the plan. The Amended Option Agreements shall provide for the agreement of the holder of each outstanding option granted pursuant to the Stock Option Plan to accept Company Common Stock in lieu of Bank Common Stock upon the exercise of such option. The Amended Restricted Stock Agreements shall provide for the agreement of each holder of restricted stock awarded pursuant to the Stock Option Plan to exchange the shares of Bank Common Stock received pursuant to such grant for shares of Company Common Stock. Upon execution of the Amended Option Agreements, each unexercised option granted under the Stock Option Plan shall become an unexercised option to purchase the same number of shares (adjusted thereafter where appropriate pursuant to the anti-dilution provisions of the Stock Option Plan, if any) of Company Common Stock on the same terms and conditions (including, but not limited to, the same option exercise price). Shares of Company Common Stock issued in exchange for Bank Common Stock pursuant to the Amended Restricted Stock Agreements will be restricted stock, subject to the same terms and conditions (including, but not limited to, restrictions on transfer) as governed the original award.

  2.5 Other Employment Agreements and Benefit Plans. On the Effective Date, and except as otherwise provided in Section 2.4 above, all rights to purchase, sell or receive Bank Common Stock and all rights to elect to make payment in Bank Common Stock under any agreement between the Bank and any director, officer or employee thereof or under any plan or program of the Bank shall automatically, by operation of law, be converted into and shall become an identical right to purchase, sell or receive Company Common Stock and an identical right to make payment in Company Common Stock under such agreement between the Bank and any director, officer or employee thereof or under such plan or program of the Bank.

  2.6 Reservation and Issuance of Stock. On the Effective Date, the Board of Directors of the Company shall be deemed to have reserved, or authorized the issuance of, as the case may be, an amount of shares of Company Common Stock, and such shares shall automatically be so reserved or so authorized, as the case may be, in respect of the agreements, plans and programs referred to in the foregoing Sections 2.4 and 2.5 equal to the amount of shares of Bank Common Stock that the Bank had reserved or authorized for issuance, as the case may be, in respect of such agreements, plans and programs immediately prior to the Effective Date.

                                 ARTICLE THREE

                        Representations and Warranties

  3.1 Representations and Warranties of the Bank. The Bank represents and warrants as follows:

  (a) Corporate Standing of the Bank. The Bank is a federal stock savings bank duly organized, validly existing and in good standing under the laws of the United States; it has the corporate power to own its property and to carry on its business as presently conducted; and it is qualified to transact business as a foreign corporation and is in good standing in the jurisdictions in which its principal properties are located.

  (b) Authorized Stock of the Bank. As of the date hereof, the Bank is authorized to issue 8,000,000 shares of Bank Common Stock, of which 2,300,137 shares are issued and outstanding, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding.

  (c) Subsidiaries. The Bank presently has no subsidiaries other than HFS Corporation and HI-FED Insurance Agency (the "Subsidiaries"). HFS Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all corporate power and certificates of authority, licenses, permits and other documentation required to own its properties and carry on its business as it is now being conducted. HI-FED Insurance Agency is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all corporate power and certificates of authority, licenses, permits and other documentation required to own its properties and carry on its business as it is now being conducted. All of the authorized common stock of the Subsidiaries which is issued and outstanding is owned by the Bank free and clear of any material encumbrances.

  (d) Legal Proceedings of the Bank. The Bank is not a party to, nor has it been threatened with, any litigation or governmental proceedings which, if adversely decided, would have a material adverse effect upon the transactions contemplated hereby or upon the financial condition, capital or business of the Bank, or which would create a material liability of the Bank.

  3.2 Representations and Warranties of the Company. The Company represents and warrants as follows:

  (a) Corporate Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; it has the corporate power to own its property and to carry on its business as now conducted; and it is qualified to transact business as a foreign corporation and is in good standing in the jurisdictions in which its principal properties are located.

  (b) Authorized Stock of the Company. As of the date hereof, the Company is authorized to issue 8,000,000 shares of Company Common Stock, of which 10,000 shares are issued and outstanding and are owned by the Bank, and 1,000,000 shares of preferred stock, of which no shares are issued or outstanding.

  (c) Legal Proceedings of the Company. The Company is not a party to, nor has it been threatened with, any litigation or governmental proceedings which, if adversely decided, would have a material adverse effect upon the transactions contemplated hereby or upon the financial condition, capital or business of the Company, or which would create a material liability of the Company.

  3.3 Representations and Warranties of Interim. Interim represents and warrants as follows:

  (a) Corporate Standing of Interim. Interim is a federal interim savings bank duly organized, validly existing and in good standing under the laws of the United States; it has the corporate power to own its property and to carry on its business as now conducted; and it is qualified to transact business as a foreign corporation and is in good standing in the jurisdictions in which its principal properties are located.

  (b) Authorized Stock of Interim. As of the date hereof, Interim is authorized to issue 10,000 shares of Interim Common Stock, of which 10,000 shares are issued and outstanding and are owned by the Company.

  (c) Legal Proceedings of Interim. Interim is not a party to, nor has it been threatened with, any litigation or governmental proceedings which, if adversely decided, would have a material adverse effect upon the transactions contemplated hereby or upon the financial condition, capital or business of Interim, or which would create a material liability of Interim.

                                 ARTICLE FOUR

                                   Covenants

  4.1 Restrictions on Certain Activities. The Bank, the Company and Interim agree that, without the prior written consent of the others, each will not, prior to the Effective Date (except as contemplated by this Agreement):

  (a) Amend its Certificate of Incorporation, Charter or Bylaws, or merge into or consolidate with any other corporation, or change in any manner the rights of its outstanding capital stock or the character of its principal business;

  (b) Issue or sell, or issue options or rights to subscribe to, or enter into any contracts or commitments to issue or sell, any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock, other than pursuant to the Stock Option Plan;

  (c) Acquire or agree to acquire any shares of its capital stock;

  (d) Make or contract for any substantial acquisition of assets except in the ordinary course of business; or

  (e) Sell, dispose of or encumber any property or assets, or engage in any activity or transaction, except for transactions in the ordinary course of business or permitted by this Article Four.

                                 ARTICLE FIVE

                                  Conditions

  5.1 Conditions to Performance by the Company and Interim. The obligations of the Company and Interim to effect the Reorganization hereunder shall be subject to the following conditions:

  (a) Representations and Warranties. The representations and warranties of the Bank herein contained shall be true on and as of the Effective Date with the same effect as though made as of such date, except for any variations permitted by this Agreement. The Bank shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it prior to the Effective Date and the Bank shall have delivered to the Company a certificate, dated the Effective Date, and signed by its President to the foregoing effect.

  (b) Authorization of Directors. The execution and delivery of this Agreement shall have been duly authorized and approved by the Board of Directors of the Bank.

  (c) Approval of Shareholders. The holders of a majority of the issued and outstanding shares of the Bank Common Stock shall, at a meeting of the shareholders of the Bank duly called for the purpose, inter alia, of considering and acting upon this Agreement, have voted in favor of the adoption and approval of this Agreement.

  (d) Registration of Shares of Company Common Stock. The shares of Company Common Stock to be issued to the holders of Bank Common Stock pursuant to this
Agreement: (i) shall have been registered or qualified for such issuance under the Securities Act of 1933, as amended (the "Securities Act"); or (ii) shall have been determined by counsel for the Company to be exempt from registration under the Securities Act; and (iii) shall have been registered or qualified for issuance under all applicable state securities laws; or (iv) shall have been determined by counsel for the Company to be exempt from registration or qualification under such state securities laws.

  (e) Government Approval. Any and all approvals from the OTS, the Securities and Exchange Commission (the "SEC"), and any and all additional necessary or appropriate governmental agencies required for the lawful consummation of the Reorganization and the issuance and delivery of Company Common Stock as contemplated by this Agreement shall have been obtained.

  (f) Legal Opinion. The tax opinion specified in paragraph (e) of Section 5.2, in form and substance satisfactory to the Company and Interim, shall have been received.

  (g) Consents of Third Parties. The Bank shall have obtained all such consents, permissions and approvals from third parties, including governmental bodies or agencies, as required by Section 5.1(e) above, as may be required to permit it to perform this Agreement in accordance with its terms, except for such consents with regard to agreements and arrangements which are not, in the aggregate, material to the Bank.

  5.2 Conditions to Performance by the Bank. The obligation of the Bank to effect the Reorganization hereunder shall be subject to the following conditions:

  (a) Representations and Warranties. The representations and warranties of the Company and Interim herein contained shall be true on and as of the Effective Date with the same effect as though made as of such date, except for any variations permitted by this Agreement. The Company and Interim shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by each of them prior to the Effective Date, and the Company and Interim shall have delivered to the Bank certificates, dated the Effective Date, and signed by their respective Presidents to the foregoing effect.

  (b) Other Conditions. The conditions specified in paragraphs (c), (d) and
(e) of Section 5.1 shall have been fulfilled.

  (c) Authorization of Directors. The execution and delivery of this Agreement shall have been duly authorized and approved by the Board of Directors of each of the Company and Interim.

  (d) Approval of Shareholders. The Company as the sole shareholder of Interim and the Bank as sole shareholder of the Company shall have duly approved of the adoption of this Agreement.

  (e) Federal Tax Ruling or Opinion. The Bank shall have received from its tax counsel an opinion in form and substance satisfactory to the Bank that, for federal income tax purposes:

    (1) The Merger will qualify as a reorganization within the meaning of
  Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). The Reorganization will not be disqualified by reason of the fact that the stock of the Company is used in the Merger, pursuant to Section 368(a)(2)(E) of the Code. The Bank, the Company and Interim will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

    (2) No gain or loss will be recognized by Interim on the transfer of its assets to the Bank solely in exchange for Bank Common Stock and the assumption of Interim's liabilities, pursuant to Sections 361(a) and 357(a) of the Code.

    (3) No gain or loss will be recognized by the Bank upon receipt of the assets of Interim in exchange for Bank Common Stock, pursuant to Section 1032(a) of the Code.

    (4) The basis of Interim's assets in the hands of the Bank will be the same as the basis of such assets in the hands of Interim immediately prior to the Merger, pursuant to Section 362(b) of the Code.

    (5) No gain or loss will be recognized by the Company upon the receipt of Bank Common Stock solely in exchange for the stock of Interim, pursuant to
  Section 354(a)(1) of the Code.

    (6) No gain or loss will be recognized by the shareholders of the Bank upon the transfer of their Bank Common Stock solely in exchange for Company Common Stock, pursuant to Section 354(a) of the Code.

    (7) The basis of the Company Common Stock to be received by shareholders of the Bank will be the same as the basis of the Bank Common Stock surrendered in exchange therefor, pursuant to Section 358(a)(1) of the Code.

    (8) The holding period of the Company Common Stock to be received by shareholders of the Bank will include the holding period of the Bank Common Stock surrendered in exchange therefor, provided that the Bank Common Stock is held as a capital asset on the date of the exchange, pursuant to Section 1223(1) of the Code.

    (9) The holding period of the assets of Interim in the hands of the Bank will include the period during which such assets were held by Interim, pursuant to Section 1223(2) of the Code.

    (10) Provided that the Bank meets the requirements of Section 593(a)(2) of the Code both before and after the Reorganization, no part of the bad debt reserve of the Bank will be required to be restored to the gross income of the Bank as a result of the Reorganization.

    (11) Immediately prior to the Reorganization, the Company will be a member of the affiliated group of which the Bank is the common parent within the meaning of Section 1504 of the Code.

    (12) The affiliated group of which the Bank is the common parent immediately prior to the Reorganization will remain in existence after the Reorganization, and the Company will become the common parent of the affiliated group.

    (13) The members of the Bank affiliated group immediately before and after the Reorganization (other than Interim) will not close their taxable years as a result of the Reorganization and will remain on the taxable year previously employed by the group.

    (14) No prior taxable year of the Bank or any member of the affiliated group of which the Bank is the common parent will become a separate return limitation year by reason of the Reorganization.

    (15) Provided that any nonqualified stock options to purchase the Common Stock of the Bank and any nonqualified stock options to purchase Company Common Stock into which they will be converted do not have readily ascertainable fair market values (within the meaning of Section 1.83-7 of the Treasury Regulations), such conversion of Bank options into Company options will not result in income, gain, or loss to the holders of such stock options, pursuant to Section 83(e)(3) of the Code.

    (16) No gain or loss will be recognized by the Bank or the Company upon the issuance of the Company Common Stock to an optionee pursuant to the optionee's exercise of a stock option issued by the Bank and converted into an option to acquire Company Common Stock, pursuant to Section 1032 of the Code and Section 1.83-6(d) of the Treasury Regulations.

    (17) Provided that any incentive options issued by the Bank qualify as incentive stock options under Section 422 of the Code, the Reorganization will qualify as a transaction to which Section 424(a) applies. The assumption of the Stock Option Plan by the Company will satisfy the requirements of Section 424(a) of the Code and will not be a modification under Section 424(h) of the Code. Accordingly, no income, gain or loss will be recognized by the Bank, the Company, or the holders of outstanding options of the Bank upon the substitution, amendment, or assumption by the Company of the Stock Option Plan and options thereunder.

    (18) The Merger will not result in a change of ownership of the Bank within the meaning of Section 382(g) of the Code, and therefore Section 382 will not apply to the Bank as a result of the Merger.

  (f) Consents of Third Parties. The Company and Interim shall have obtained all such consents, permissions and approvals from third parties, including governmental bodies or agencies, as may be required to permit them to perform this Agreement in accordance with its terms, except for such consents with regard to agreements and arrangements which are not, in the aggregate, material to the Company or Interim.

                                  ARTICLE SIX

                                  Termination

  6.1 Termination. This Agreement may be terminated: (i) at the election of the Company and Interim, if any one or more of the conditions to the obligations of either herein shall not have been fulfilled and shall have become incapable of fulfillment; or (ii) at the election of the Bank if any one or more of the conditions to its obligations herein shall not have been fulfilled and shall have become incapable of fulfillment. This Agreement may also be terminated at any time prior to the Effective Date by mutual consent of the respective Boards of Directors of the parties hereto.

  6.2 No Further Liability. In the event of the termination of this Agreement pursuant to any of the foregoing provisions, each party shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, and no party shall have any further liability or obligation of any nature to any other party.

                                 ARTICLE SEVEN

                     Effective Date of the Reorganization

  Upon satisfaction of each of the conditions set forth in Article Five (unless waived in accordance with this Agreement), and in the absence of any facts which would give any party hereto a right to terminate this Agreement (unless such right has been waived), the parties hereto shall execute and cause to be filed such certificates or other documents with federal or state regulatory agencies as may be required under applicable laws, rules or regulations in order to cause the Reorganization provided for in this Agreement to become effective. The effective date of the Reorganization (the "Effective Date") shall be the date as soon as practicable after all of such filings are completed and all required approvals from federal or state regulatory agencies have been obtained.

                                 ARTICLE EIGHT

                                 Miscellaneous

  8.1 Waiver, Amendment, etc. Any of the terms or conditions of this Agreement which may legally be waived may be waived at any time by any party hereto which is, or the shareholders of which are, entitled to the benefit thereof, by action taken or authorized by the Board of Directors of such party. Any of the terms or conditions of this Agreement which may legally be amended or modified may be amended or modified in whole or in part at any time by an agreement in writing, executed in the same manner as this Agreement after authorization to do so by the Boards of Directors of the parties hereto; provided, however, that no such waiver, amendment or modification shall have a material adverse effect on the benefits intended under this Agreement to the shareholders of the Bank. Any such amendment or modification made subsequent to the approval of this Agreement by the shareholders of the Bank shall require the prior approval of the OTS if, in the opinion of counsel for the Bank, such approval is necessary or appropriate.

  8.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if and when delivered personally or mailed by certified or registered mail, postage prepaid, addressed as follows:

    If to the Bank:

      Stephen N. Rippe
      President and Chief Executive Officer
      Highland Federal Bank
      601 South Glenoaks Boulevard, Suite 200
      Burbank, California 91502

    If to the Company:

      Stephen N. Rippe
      President and Chief Executive Officer
      Highland Bancorp, Inc.
      601 South Glenoaks Boulevard, Suite 200
      Burbank, California 91502

    If to Interim:

      Stephen N. Rippe
      President and Chief Executive Officer
      Highland Federal Interim Savings Bank
      601 South Glenoaks Boulevard, Suite 200
      Burbank, California 91502

  8.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

  8.4 Governing Law. This Agreement is made pursuant to, and shall be construed under and be governed by the laws of the United States and the rules and regulations promulgated thereunder, including without limitation, the rules and regulations of the OTS.

  8.5 Agreement. This Agreement sets forth all the terms, conditions, agreements, understandings and provisions of the Bank, the Company and Interim with respect to the Reorganization.

  IN WITNESS WHEREOF, each of the parties hereto have caused this Plan of Reorganization and Agreement of Merger to be signed on its behalf by an officer thereunto duly authorized, all as of the date first set forth above.

                                          HIGHLAND FEDERAL BANK


                                          By: _________________________________
                                            Stephen N. Rippe
                                            President and Chief Executive
                                            Officer

                                          HIGHLAND BANCORP, INC.


                                          By: _________________________________
                                            Stephen N. Rippe
                                            President and Chief Executive
                                            Officer

                                          HIGHLAND FEDERAL INTERIM SAVINGS
                                           BANK


                                          By: _________________________________
                                            Stephen N. Rippe
                                            President and Chief Executive
                                            Officer

                                   SCHEDULE 1

                 Plan of Reorganization and Agreement of Merger

  The following is a list of the offices of Highland Federal Bank:

    Corporate Office/Burbank

      601 South Glenoaks Boulevard
      Burbank, CA 91502

    Atwater

      3355 Glendale Boulevard
      Los Angeles, CA 90039

    Highland Park

      6301 North Figueroa Street
      Los Angeles, CA 90042

    Palos Verdes

      20 Miraleste Plaza
      Palos Verdes, CA 90274

    San Gabriel

      835 East Las Tunas Drive
      San Gabriel, CA 91776

    Santa Monica

      1101 Montana Avenue
      Santa Monica, CA 90403

    Torrance

      25345 Crenshaw Boulevard
      Torrance, CA 90505

                                  SCHEDULE 2

                Plan of Reorganization and Agreement of Merger

  The following sets forth certain information concerning the directors of Highland Federal Bank and Highland Bancorp, Inc. upon consummation of the Reorganization.

                                                             DIRECTOR YEAR TERM
           DIRECTOR                                           SINCE    EXPIRES
           --------                                          -------- ---------
      Woodrow W. DeWitt.....................................   1968     2000
       986 Bayside Cove West,
       Newport Beach, California 92660
      Richard O. Oxford.....................................   1991     2000
       2248 N. New Hampshire
       Los Angeles, California 90027
      Shirley E. Simmons....................................   1991     2000
       5340 Pine Glen Road
       La Crescenta, California 91214
      George Piercy.........................................   1968     1999
       1146 Shenandoah Road
       San Marino, California 91108
      Stephen N. Rippe......................................   1994     1999
       4224 Saddlecrest Lane
       Westlake Village, California 91361
      Richard J. Cross......................................   1990     1998
       1430 Greenbriar Road
       Glendale, California 91207
      William G. Dyess......................................   1968     1998
       3226 Dora Verdugo
       Glendale, California 91208
      Ben Karmelich.........................................   1980     1998
       20 Diamonte Lane
       Rancho Palos Verdes, California 90274

                                                                      Exhibit B

                         CERTIFICATE OF INCORPORATION
                            HIGHLAND BANCORP, INC.

                            a Delaware corporation

  FIRST: Name: The name of the corporation is Highland Bancorp, Inc. (the "Corporation").

  SECOND: Registered Office and Registered Agent. The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is AmeriSearch Corporate Services, Inc.

  THIRD: Nature of Business. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Delaware General Corporation Law.

  FOURTH: Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 9,000,000, consisting of 8,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), and 1,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock").

  A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of stock are as follows:

  A. Common Stock. Except as provided in this Article Fourth (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class or series of stock having preference over the Common Stock with respect to dividends or upon liquidation, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation's capital surplus. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class or series of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled. Holders of Common Stock shall not be entitled to preemptive rights with respect to any shares of Common Stock, Preferred Stock or any other securities, debt or otherwise, issued by the Corporation.

  B. Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

    (i) the designations of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

    (ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

    (iii) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

    (iv) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

    (v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

    (vi) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

    (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

    (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

    (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

    (x) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

  The powers, preferences and relative, participating, optional and other special rights, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

  FIFTH: The name and mailing address of the incorporator are as follows:

    Highland Federal Bank, a Federal Savings Bank
    601 South Glenoaks Boulevard
    Burbank, California 91502

  SIXTH: Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Except as otherwise fixed pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined as stated in the Corporation's Bylaws, as may be amended from time to time.

  SEVENTH: Authority of the Board. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

    (a) to adopt, repeal, rescind, alter or amend in any respect the Bylaws, and to confer in the Bylaws powers and authorities upon the directors of the Corporation in addition to the powers and authorities expressly conferred upon them by statute;

    (b) from time to time to set apart out of any funds or assets of the Corporation available for dividends an amount or amounts to be reserved as working capital or for any other lawful purpose and to abolish any reserve so created and to determine whether any, and, if any, what part, of the surplus of the Corporation or its net profits applicable to dividends shall be declared in dividends and paid to its shareholders, and all rights of the holders of stock of the Corporation in respect of dividends shall be subject to the power of the Board of Directors so to do;

    (c) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

    (d) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to execute all such powers and to do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the express provisions of said laws, of the Certificate of Incorporation of the Corporation and its Bylaws.

  EIGHTH: Amendment of Bylaws. Notwithstanding Article Seventh hereof, and except as otherwise may be provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the Bylaws may be adopted, repealed, rescinded, altered or amended by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon.

  NINTH: Term of Directors. Except as otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, each director shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office in the manner provided for in Article Eleventh hereof, and no decrease in the authorized number of directors shall shorten the term of any incumbent director. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. The terms of office of the initial directors shall be as follows: the directors first appointed to Class III of the Board of Directors shall serve for a term ending upon the election of directors at the annual meeting of shareholders next following the end of the calendar year 1997; the directors first appointed to Class I of the Board of Directors shall serve for a term ending upon the election of directors at the annual meeting of shareholders next following the end of the calendar year 1998; and the directors first appointed to Class II of the Board of Directors shall serve for a term ending upon the election of directors at the annual meeting of shareholders next following the end of the calendar year 1999. At each annual meeting of shareholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders and when their respective successors are elected and qualified. Shareholders of the Corporation shall be entitled to cumulate their votes for election of directors in the manner provided for in (S) 214 of the Delaware General Corporation Law.

  The names of those persons appointed hereby to serve in each class of the initial Board of Directors are as follows. The business address for each of the initial directors of the Corporation is 601 South Glenoaks Boulevard, Burbank, California 91502.

      CLASS III                      CLASS I                             CLASS II
      ---------                      -------                             --------
      Richard J. Cross           George Piercy                      Woodrow W. DeWitt
      William G. Dyess           Stephen N. Rippe                   Richard O. Oxford
      Ben Karmelich                                                 Shirley E. Simmons

  TENTH: Board Vacancies. Except as otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal from office shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director, or, in the event of the failure of the directors or the sole remaining director so to act, by the shareholders at the next election of directors. Newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office. Any director elected in accordance with this Article Tenth shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which such director has been elected expires and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

  ELEVENTH: Removal of Directors. Except as otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, at an annual meeting of shareholders or at a special meeting of shareholders called expressly for that purpose, a director may be removed only for cause by a vote of the holders of a majority of the outstanding shares of stock of the Corporation then entitled to vote in an election of directors. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation and such adjudication is no longer subject to direct appeal.

  TWELFTH: Shareholder Action Without a Meeting. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders, unless such action requiring or permitting shareholder approval is authorized by a majority of the Board of Directors, in which case such action may be approved by the written consent of shareholders having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of shareholders, provided all other requirements of applicable law and the Certificate of Incorporation have been satisfied.

  THIRTEENTH: Special Meetings of Shareholders. Subject to the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the shareholders of the Corporation may be called for any purpose or purposes at any time by a majority of the Board of Directors, by the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Special meetings may not be called by any other person or persons. A special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

  FOURTEENTH: Indemnification. A director of the Corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or as hereafter may be amended; or (iv) for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on liability provided for herein, shall be limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. No amendment to or repeal of this Article Fourteenth shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

  FIFTEENTH: Amendments. The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, or the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation, or the terms of any class or series of stock having a preference over the Common Stock), the provisions set forth in this Article Fifteenth and in Articles Sixth, Seventh, Eighth, Ninth and Twelfth hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of not less than two- thirds of the outstanding shares of stock of the Corporation entitled to vote thereon.

  I, THE UNDERSIGNED, for purposes of forming a corporation under the laws of the state of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 18th day of September, 1997.

                                          Highland Federal Bank, a Federal
                                           Savings Bank

                                                  /s/ Stephen N. Rippe
                                          By: _________________________________
                                              Stephen N. Rippe
                                              President and Chief Executive
                                              Officer

                                                                      Exhibit C

                                    BYLAWS
                            HIGHLAND BANCORP, INC.

                            a Delaware corporation

                                   ARTICLE I

                                    Offices

  Section 1.1 Registered Office. Highland Bancorp, Inc. (the "Corporation"), shall at all times maintain a registered office in the State of Delaware, which, except as otherwise determined by the Board of Directors of the Corporation (the "Board of Directors"), shall be in the City of Dover, County of Kent.

  Section 1.2 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may, from time to time, determine or as the business of the Corporation may require.

                                  ARTICLE II

                                 Shareholders

  Seciton 2.1 Annual Meetings. An annual meeting of shareholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

  Section 2.2 Special Meetings. Subject to the rights of the holders of any class or series of stock having a preference over the Corporation's Common Stock (the "Common Stock") as to dividends or upon liquidation, special meetings of shareholders may be called for any purpose or purposes at any time by a majority of the Board of Directors, by the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

  Section 2.3 Notice of Meetings. Notice stating the place, day and hour of the meeting of shareholders and the purpose or purposes for which the meeting is called shall be given by delivering personally or by mailing a written or printed notice of the same, at the direction of the Chairman of the Board, the President, Secretary or the Directors calling the meeting, not less than ten
(10) nor more than sixty (60) days prior to the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the shareholder at his or her address as it appears on the records of the Corporation. When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, or if a new record date is fixed for an adjourned meeting of shareholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

  Section 2.4 Adjournments. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place and, except as provided by Section 2.3 of these Bylaws, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which such adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

  Section 2.5 Quorum. At each meeting of shareholders, except where otherwise provided by law, the Certificate of Incorporation, the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, or these Bylaws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the shareholders so present or represented at the meeting may by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.4 of these Bylaws until a quorum shall attend. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

  Section 2.6 Voting by the Corporation. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

  Section 2.7 Conduct of Meetings. Meetings of the shareholders shall be conducted in accordance with Delaware law unless otherwise prescribed by these Bylaws. The Chairman of the Board, or in the absence of the Chairman of the Board, the highest ranking officer of the Corporation who is present, or such other person as the Board of Directors shall have designated, shall call to order any meeting of the shareholders and shall act as chairman of the meeting. The Secretary of the Corporation, if present at the meeting, shall be the secretary of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint. The chairman of any meeting of the shareholders, unless otherwise prescribed by law or regulation or unless the Chairman of the Board has otherwise determined, shall determine the order of business and the procedure at the meeting.

  Section 2.8 Voting of Shares. Unless otherwise provided in the Certificate of Incorporation or the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his or her name on the books of the Corporation. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. At all meetings of shareholders for the election of directors or otherwise, all elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at the meeting.

  Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If, at any meeting of shareholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote. Shareholders shall be entitled to cumulate their votes for the election of directors in the manner provided for in (S) 214 of the Delaware General Corporation law.

  Section 2.9 Proxies. A shareholder may vote the shares owned of record either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable or facsimile transmission) by the shareholder himself or his duly authorized attorney-in-fact. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

  Section 2.10 Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or at any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date for any such determination of shareholders, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting of shareholders, nor in the case of a record date fixed for determination of shareholders entitled to consent to corporate action in writing without a meeting, more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at the meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining shareholders entitled to consent to corporate action in writing without a meeting (to the extent such action by the shareholders is permitted by these Bylaws) when no prior action by the Board of Directors is necessary, shall be the day on which the first such written consent is given; and (iii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

  Section 2.11 List of Shareholders Entitled to Vote. The Secretary of the Corporation, or such other officer or agent of the Corporation having charge of the stock transfer books for shares of the capital stock of the Corporation, shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The original stock transfer books of the Corporation shall constitute the only evidence as to the shareholders entitled to examine such list or the stock transfer books, or to vote in person or by proxy at the meeting.

  Section 2.12 Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or any adjournment thereof. If no inspectors of election are appointed, the chairman of the meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares present in person or represented by proxy at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting, or by the chairman of the meeting at the meeting.

  The duties of the inspectors of election shall include: (i) determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (ii) receiving votes, ballots, or consents;
(iii) hearing and determining all
challenges and questions in any way arising in connection with the right to vote; (iv) counting and tabulating all votes or consents; (v) determining the election results; and (vi) such other acts that may be proper to conduct the election or vote with fairness to all shareholders.

  Section 2.13 Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

  Section 2.14 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

  Section 2.15 Shareholder Proposals. At any annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting: (i) by, or at the direction of, a majority of the Board of Directors; (ii) by the Chairman of the Board; or (iii) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 2.15. For a proposal to be properly brought before the meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or received at the principal executive offices of the Corporation not less than 120 calendar days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than thirty
(30) calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the proposal to be made; (ii) the name and address of the shareholder making such proposal; (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to move such proposal; (iv) the class and number of shares of the Corporation which are owned of record by such shareholder; and (v) a description of any material interest (other than proportionately, as a shareholder) of such shareholder in such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.15.

  Any such proposal may be deemed out of order and need not be discussed, considered, acted or voted upon or laid over for action at any meeting of shareholders if the Chairman of the Board (or such other officer of the Corporation presiding at such meeting of shareholders) determines that such proposal was not delivered in compliance with these Bylaws or that such proposal deals or relates to: (i) any action or matter that, if taken or effectuated by the Corporation, would be in violation of, or contrary to, any applicable law or regulation or would result in a breach or violation by the Corporation of any contractual obligation; (ii) any action or matter that is impossible or beyond the Corporation's power to take or effectuate; (iii) any action or matter that is not a proper subject for action by the shareholders of the Corporation; (iv) any action or matter involving or relating to the conduct of the ordinary business of the Corporation; (v) any action or matter that is substantially duplicative of, or counter to, any business or proposal that is to be considered at such meeting of shareholders; (vi) any action or matter that has been rendered moot; or (vii) the redress of a personal claim or grievance against the Corporation or any other person or entity, or any action or matter that is designed to result in a benefit to the shareholder or to further a personal interest, which benefit or interest is not shared with shareholders of the Corporation at large.

  SECTION 2.16 Shareholder Action Without a Meeting. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders, unless such action requiring or permitting shareholder approval is authorized by a majority of the Board of Directors, in which case such action may be approved by the written consent of shareholders having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of shareholders, provided all other requirements of applicable law and the Certificate of Incorporation have been satisfied.

                                  ARTICLE III

                              Board of Directors

  SECTION 3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise required by law or in the Certificate of Incorporation.

  SECTION 3.2 Number of Directors. Except as may be provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than seven (7) nor more than fifteen (15), divided into three classes as nearly equal in number as possible. If the number of directors is changed by the Board of Directors, then any newly created directorships or any decrease in directorships shall be apportioned among the classes as to make all classes as nearly equal as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. The first Board of Directors and subsequent Boards of Directors shall consist of nine (9) directors until changed as herein provided.

  SECTION 3.3 Election and Term of Office. Except as otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, each director shall serve for a term ending on the third annual meeting following the annual meeting of the shareholders at which such director was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office in the manner provided for in Section 3.14 of these Bylaws; provided, however, that the directors first appointed to Class III of the Board of Directors shall serve for a term ending upon the election of directors at the annual meeting of shareholders next following the end of the calendar year 1997; the directors first appointed to Class I of the Board of Directors shall serve for a term ending upon the election of directors at the annual meeting of shareholders next following the end of the calendar year 1998; and the directors first appointed to Class II of the Board of Directors shall serve for a term ending upon the election of directors at the annual meeting of shareholders next following the end of the calendar year 1999.

  SECTION 3.4 Election of Chairman and Vice Chairman of the Board. At the organizational meeting of the Board of Directors immediately following the annual meeting of shareholders, the directors shall elect a Chairman of the Board and a Vice Chairman of the Board from among the directors then in office. Such

Chairman of the Board and Vice Chairman of the Board shall hold office until the corresponding meeting of the Board of Directors in the next year and until their successors shall have been elected or until their earlier death, resignation or removal. Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

  SECTION 3.5 Vacancies and Additional Directorships. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any vacancies on the Board of Directors resulting from death, resignation or removal shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director, or, in the event of the failure of the directors or the sole director so to act, by the shareholders at the next election of directors. Newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office. Any director elected in accordance with this Section 3.5 shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which such director has been elected expires and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

  SECTION 3.6 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine and, if so determined, notice thereof need not be given.

  SECTION 3.7 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, or by a majority of directors then in office. Reasonable notice thereof shall be given by the person or persons calling the meeting.

  SECTION 3.8 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee thereof, as the case may be, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

  SECTION 3.9 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for purposes of the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require the vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall attend.

  SECTION 3.10 Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his or her dissent shall be entered in the minutes of the meeting, or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

  SECTION 3.11 Conduct of Meetings. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence by the Vice Chairman, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

  SECTION 3.12 Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee thereof.

  Section 3.13 Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors.

  Section 3.14 Removal. Except as otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, at an annual meeting of shareholders or at a special meeting of shareholders called expressly for that purpose, a director may be removed only for cause by a vote of the holders of a majority of the outstanding shares of stock of the Corporation then entitled to vote in an election of directors. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation and such adjudication is no longer subject to direct appeal.

  Section 3.15 Resignation. Any director may resign at any time by sending a written notice of such resignation to the Corporation addressed to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

  Section 3.16 Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 3.16 shall be eligible for election as directors. The Board of Directors shall act as a nominating committee for selecting management's nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary of the Corporation at least twenty (20) days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in accordance with the following. Nominations for directors may be made by any shareholder of the Corporation entitled to vote for the election of directors at that meeting pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or received at the principal executive offices of the Corporation not less than twenty (20) days prior to the meeting; provided, however, that in the event that less than thirty (30) days' notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed. Such shareholder's notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; and (c) such person's written consent to serving as a director, if elected; and (ii) as to the shareholder giving the notice: (a) the name and address of such shareholder; and (b) the class and number of shares of the Corporation which are owned of record by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholders' notice of nomination which pertains to the nominee together with the required written consents. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. If the nominating committee shall fail or refuse to act at least twenty (20) days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

                                  ARTICLE IV

                                  Committees

  Section 4.1 Committees. The Board of Directors may by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they, constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided for in the resolution of the Board of Directors designating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have power or authority to: (i) amend the Certificate of Incorporation;
(ii) adopt an agreement of merger or consolidation; (iii) recommend to the shareholders the sale, lease or exchange of all, or substantially all, of the Corporation's property, and assets; (iv) recommend to the shareholders a dissolution of the Corporation or a revocation of dissolution; (v) remove or indemnify directors; or (vi) amend these Bylaws; provided, further, that unless the resolution of the Board of Directors designating such committee expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

  Section 4.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business, and in the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to
Article II of these Bylaws.

                                   ARTICLE V

                                   Officers

  Section 5.1 Officers; Election. As soon as practicable after the annual meeting of shareholders in each year, the Board of Directors shall elect a President, a Chief Executive Officer and a Secretary, and it may, if it so determines, designate the Chairman of the Board as an officer. The Board of Directors may also elect one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as the business of the Corporation may require, and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

  Section 5.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next succeeding this election, and until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors, the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary, to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal, other than for cause, shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer by the Board of Directors shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

  Section 5.3 Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of shareholders, the Board of Directors and any committees in a book to be kept for that purpose and shall have custody of the corporate seal of the Corporation with the authority to affix such seal to any instrument requiring it. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                  ARTICLE VI

                    Indemnification of Directors, Officers,
                     Employees and Other Corporate Agents

  Section 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director or officer of a foreign or domestic corporation which was a predecessor of the Corporation or of another enterprise at the request of such predecessor corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 of this Article VI, the Corporation shall indemnify such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that any such expenses shall only be paid upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. This Article VI shall create a right of indemnification for each such indemnifiable party whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this
Article VI (or the adoption of the comparable provisions of the Bylaws of the Corporation's predecessor corporation).

  Section 6.2 Determination of Eligibility. Any indemnification under this
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law. Such determination shall be made: (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or
(iii) by a majority vote of the shareholders.

  Section 6.3 Right of Claimant to Bring Suit. If a claim under Section 6.1 of this Article VI is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  Section 6.4 Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement or contract, vote of shareholders or of the disinterested members of the Board of Directors of the Corporation or otherwise.

  Section 6.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE VII

                                     Stock

  Section 7.1 Certificates. Certificates representing shares of the capital stock of the Corporation shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Treasurer. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state: (i) that the Corporation is organized under the laws of the State of Delaware; (ii) the name of the person to whom issued; (iii) the number and class of shares and the designation of the series, if any, which such certificate represents; and (iv) the par value of each share represented by such certificate, or a statement that such shares are without par value.

  Section 7.2 Transfers. Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

  Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

  Section 7.3 Registered Owner. Registered shareholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as provided in this Section 7.3 or as required by the laws of the State of Delaware. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth: (i) the classification of shareholder who may certify; (ii) the purpose or purposes for which the certification may be made; (iii) the form of certification and information to be contained therein; (iv) if the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Corporation; and (v) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholders making the certification.

  Section 7.4 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a bond or indemnity to the Corporation in such sum as they might determine or establish such other procedures as they deem necessary.

  Section 7.5 Fractional Shares or Scrip. The Corporation may: (i) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (ii) arrange for the disposition of fractional interests by those entitled thereto; (iii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (iv) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

  Section 7.6 Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

                                 ARTICLE VIII

                                 Miscellaneous

  Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

  Section 8.2 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

  Section 8.3 Waiver of Notice of Meetings of Shareholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Unless either proper notice of a meeting of the Board of Directors, or any committee thereof, has been given, where required by law, by the Certificate of Incorporation or by these Bylaws, or else the persons entitled thereto have waived such notice (either in writing or by attendance as set forth above), any business transacted at such meeting shall be null and void.

  Section 8.4 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

  Seciton 8.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

  Section 8.6 Amendment of Bylaws. Except as may be otherwise provided by the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, these Bylaws may be amended or repealed, and new Bylaws adopted, by a majority of the Board of Directors or by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE REORGANIZATION AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF, OR SOLICITATION OF ANY OFFER TO ACQUIRE THE COMMON STOCK OF HIGHLAND BANCORP, INC. IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR THE DISTRIBUTION OF COMMON STOCK OF HIGHLAND BANCORP, INC. MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HIGHLAND FEDERAL BANK OR HIGHLAND BANCORP, INC. SINCE THE DATE THEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   i
Summary of Proxy Statement/Prospectus...................................... iii
Special Meeting of Shareholders............................................   1
Voting Rights and Solicitation of Proxies..................................   1
Proposal 1: Formation of the Company.......................................   2
Securities and Ownership of Management.....................................  26
Securities Ownership of Certain Beneficial Owners..........................  27
Executive Compensation.....................................................  28
Proposals of Shareholders..................................................  33
Financial Information......................................................  33
Other Matters..............................................................  34
Exhibit A--Plan of Reorganization and Agreement of Merger.................. A-1
Exhibit B--Certificate of Incorporation of Highland Bancorp, Inc .......... B-1
Exhibit C--Bylaws of Highland Bancorp, Inc................................. C-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

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                             HIGHLAND FEDERAL BANK


                            HIGHLAND BANCORP, INC.

                               ----------------

                               PROXY STATEMENT/
                                  PROSPECTUS

                               ----------------




                               NOVEMBER 18, 1997


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's Bylaws provide that each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), or was a director or officer of a foreign or domestic corporation which was a predecessor of the Company or of any other enterprise at the request of such predecessor corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL"), as such law may hereafter be amended, but only to the extent that such amendment permits broader indemnification rights than were permitted to the Company prior to such amendment, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be in settlement) reasonably incurred or suffered by such person in connection therewith. This indemnification continues as to a person who has ceased to be a director or officer and inures to the benefit of his or her heirs, executors and administrators. The Company is required to indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company. The right to indemnification conferred in the Company's Bylaws is a contract right and includes the right to be paid by the Company expenses incurred in defending any such proceeding in advance of its final disposition provided the Company has received an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is entitled to be indemnified under the Bylaws or otherwise. Pursuant to its Bylaws, the Company may provide, by action of the Board of Directors, indemnification to its employees and agents to the same extent that it indemnifies directors and officers. The Company's Bylaws create a right to indemnification for each indemnifiable party whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of the Bylaws (or the adoption of the comparable provisions of the Bank's Bylaws).

  The Bank currently has an indemnification agreement (the "Indemnification Agreement" or the "Indemnification Agreements") with each of its directors and certain officers, which provides that the Bank will indemnify the indemnified party (the "Indemnitee") against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (where the settlement is approved in advance by the Bank) actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Bank or any subsidiary or by reason of the fact that the Indemnitee is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Indemnitee is only entitled to such indemnification if a majority of disinterested directors of the Bank determines that the Indemnitee was acting in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Bank and, in the case of any criminal proceeding, with no reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreements require the Bank to indemnity the Indemnitee to the fullest extent permitted by applicable law.

  Notwithstanding anything to the contrary contained therein, the Indemnification Agreements provide that the Bank will not be required to indemnify an Indemnitee: (i) where the Indemnitee has been adjudged liable to the Bank for breach of duty to the Bank and its shareholders, unless the court in which the action is pending determines that the Indemnitee is fairly and reasonably entitled to indemnification; (ii) for any acts or omissions or transactions from which a director may not be relieved of liability under the federal Charter of the Bank;

(iii) with respect to a proceeding initiated by the Indemnitee, and not by way of defense, unless brought to establish or enforce a right to indemnification under the Indemnification Agreement or under applicable law; (iv) with respect to a proceeding initiated by the Indemnitee to enforce or interpret the Indemnification Agreement if a court of competent jurisdiction determines that the material assertions made by the Indemnitee in such proceeding were not made in good faith or were frivolous; (v) for expenses or liabilities which have been paid to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Bank; or (vi) for disgorgement of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act. In connection with the Reorganization, the Company intends to enter into a similar indemnification agreement with each of its directors and executive officers.

  The rights of indemnification provided in the Company's Bylaws are not exclusive of any other rights which may be available under Delaware law, any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise. In addition, the Company's Bylaws authorize the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, whether or not the Company would have the power to provide indemnification to such person under Delaware law.

  Under Delaware law, the Company's officers and directors have a fiduciary duty of good faith, fairness and loyalty in handling the Company's affairs. The Company's Certificate of Incorporation relieves the Company's directors from monetary damages to the Company and its shareholders for a breach of the director's fiduciary duty as a director. This provision does not relieve the Company's directors from monetary damages to the Company or its shareholders:
(i) for a breach of the duty of loyalty; (ii) for failure to act in good faith; (iii) for intentional misconduct or knowing violation of law; (iv) for willful or negligent violations of certain provisions of the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends; or (v) for any transactions from which the director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits.

 EXHIBIT
   NO.                                DESCRIPTION
 -------                              -----------
  2.1    Plan of Reorganization and Agreement of Merger, attached as Exhibit A to the Proxy Statement/Prospectus included in Part I, is incorporated herein by reference.
  3.1    Certificate of Incorporation of Highland Bancorp, Inc., attached as
         Exhibit B to the Proxy Statement/Prospectus included in Part I, is incorporated herein by reference.
  3.2    Bylaws of Highland Bancorp, Inc., attached as Exhibit C to the Proxy
         Statement/Prospectus included in Part I, is incorporated herein by reference.
  4.1    Form of Stock Certificate
  5.1    Opinion of Manatt, Phelps & Phillips, LLP, regarding the legality of
         Highland Bancorp, Inc., common stock
  8.1    Tax Opinion of Manatt, Phelps & Phillips, LLP
 10.1    Highland Federal Bank 1994 Stock Option and Performance Share Award
         Plan, including forms of Stock Option Agreement and Performance Share
         Award and Restricted Stock Agreement
 10.2    Highland Federal Bank Profit Sharing Plan and Trust
 23.1    Consents of Manatt, Phelps & Phillips, LLP (included in Exhibits 5.1 and 8.1)
 24.1    Power of Attorney (included in Part II hereof, page S-1)
 99.1    Form of Proxy

  (b) Financial Statement Schedules.

  Not required.

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the Highland Bancorp, Inc. common stock being registered which are not issued in the Reorganization.

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    (7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable underwriters, in addition to the information called for by the other items of the applicable form.

    (8) That every prospectus: (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes o determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20, or otherwise (other than by insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than under insurance policies and other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BURBANK, STATE OF CALIFORNIA ON THE 28TH DAY OF OCTOBER, 1997.

                                          HIGHLAND BANCORP, INC.

                                                   /s/ Stephen N. Rippe
                                          By: _________________________________
                                                Stephen N. Rippe, President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY MAKES, CONSTITUTES AND APPOINTS STEPHEN N. RIPPE, HIS TRUE AND LAWFUL ATTORNEY, WITH FULL POWER TO SIGN FOR SUCH PERSON AND IN SUCH PERSON'S NAME AND CAPACITY INDICATED BELOW, AND WITH FULL POWER OF SUBSTITUTION ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, HEREBY RATIFYING AND CONFIRMING SUCH PERSON'S SIGNATURE AS IT MAY BE SIGNED BY SAID ATTORNEY TO ANY AND ALL AMENDMENTS.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

        /s/ Richard J. Cross           Chairman of the          October 28, 1997
-------------------------------------   Board and Director
          RICHARD J. CROSS

         /s/ Woodrow DeWitt            Director                 October 28, 1997
-------------------------------------
           WOODROW DEWITT

        /s/ William G. Dyess           Director                 October 28, 1997
-------------------------------------
          WILLIAM G. DYESS

         /s/ Anthony L. Frey           Executive Vice           October 28, 1997
-------------------------------------   President, Chief
           ANTHONY L. FREY              Financial Officer
                                        and Secretary

          /s/ Ben Karmelich            Director                 October 28, 1997
-------------------------------------
            BEN KARMELICH

        /s/ Richard O. Oxford          Director                 October 28, 1997
-------------------------------------
          RICHARD O. OXFORD

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----

          /s/ George Piercy             Director                October 28, 1997
-------------------------------------
            GEORGE PIERCY

        /s/ Stephen N. Rippe            President, Chief        October 28, 1997
-------------------------------------    Executive Officer
          STEPHEN N. RIPPE               and Director

       /s/ Shirley E. Simmons           Vice Chairman of the    October 28, 1997
-------------------------------------    Board and Director
         SHIRLEY E. SIMMONS

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                DESCRIPTION
 -------                              -----------
  2.1    Plan of Reorganization and Agreement of Merger, attached as Exhibit A to the Proxy Statement/Prospectus included in Part I, is incorporated herein by reference.
  3.1    Certificate of Incorporation of Highland Bancorp, Inc., attached as
         Exhibit B to the Proxy Statement/Prospectus included in Part I, is incorporated herein by reference.
  3.2    Bylaws of Highland Bancorp, Inc., attached as Exhibit C to the Proxy
         Statement/Prospectus included in Part I, is incorporated herein by reference.
  4.1    Form of Stock Certificate
  5.1    Opinion of Manatt, Phelps & Phillips, LLP, regarding the legality of
         Highland Bancorp, Inc., common stock
  8.1    Tax Opinion of Manatt, Phelps & Phillips, LLP
 10.1    Highland Federal Bank 1994 Stock Option and Performance Share Award
         Plan, including forms of Stock Option Agreement and Performance Share
         Award and Restricted Stock Agreement
 10.2    Highland Federal Bank Profit Sharing Plan and Trust
 23.1    Consents of Manatt, Phelps & Phillips, LLP (included in Exhibits 5.1 and 8.1)
 24.1    Power of Attorney (included in Part II hereof, page S-1)
 99.1    Form of Proxy